UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant      ☐

Check the appropriate box:

☐     Preliminary Proxy Statement

☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒      Definitive Proxy Statement

☐     Definitive Additional Materials

☐      Soliciting Material Pursuant to §240.14a-12

BRAINSTORM CELL THERAPEUTICS INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐      Fee paid previously with preliminary materials.

☐      Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BRAINSTORM CELL THERAPEUTICS INC.
1325 AVENUE OF AMERICAS, 28TH FLOOR
NEW YORK, NY 10019
(201) 488-0460

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
JUNE 25, 2025

Dear Stockholder:

You are cordially invited to virtually attend the 2025 annual meeting of stockholders, or the Annual Meeting, of Brainstorm Cell Therapeutics Inc. The Annual Meeting will be held via the Internet at a virtual audio web conference at www.virtualshareholdermeeting.com/BCLI2025 on June 25, 2025 at 10:00 a.m., Eastern time.

Only stockholders who owned shares of our common stock at the close of business on May 7, 2025 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1. To elect Dr. Irit Arbel, Dr. Menghisteab Bairu, Prof. Jacob Frenkel, Mr. Nir Naor, Dr. Anthony Polverino, Mr. Uri Yablonka and Dr. Stacy Lindborg as members of our board of directors, or our Board, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2. To ratify the appointment of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, or our Common Stock, issuable upon the exercise of certain common warrant issued by us on April 1, 2025, or the Common Warrant, in an amount equal to or in excess of twenty percent (20%) of the shares of our Common Stock outstanding immediately prior to the issuance of such warrant, or the Issuance Proposal;

4. To approve amendments to the Company’s 2014 Stock Incentive Plan and the Company’s 2014 Global Share Option Plan (the “2014 Plans”) to increase the shared pool of shares available for issuance under the Company’s 2014 Plans by 2,000,000 shares from 906,666 shares to 2,906,666 shares; and

5. To transact such other business that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

The Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.

You can find more information, including the nominees for director, in the proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at https://www.proxyvote.com. Our Board recommends that you vote “FOR” each of the directors (Proposal No. 1), “FOR” the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2), “FOR” the approval of the Issuance Proposal (Proposal No. 3), and “FOR” the approval of amendments to the 2014 Plans (Proposal No. 4) as outlined in the attached proxy statement.

We are pleased to comply with the rules of the Securities and Exchange Commission, or SEC, that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2024, or the 2024 Annual Report. We will mail the Notice of Availability on or about  May 16, 2025, and the Notice of Availability contains instructions on how to access our proxy materials over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2024 Annual Report, and a form of proxy card.

Your vote is important regardless of the number of shares you own. Whether or not you expect to virtually attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares prior to the Annual Meeting on the Internet by visiting www.proxyvote.com by telephone by calling +1 800 690 6903 and following the recorded instructions, or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by telephone or the Internet and then decide to attend the Annual Meeting and vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee that you must follow for your shares to be voted. Stockholders that hold shares in “street name” must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from their bank, broker or other nominee to vote during the Annual Meeting.

Further information about how to attend the Annual Meeting online, vote your shares and submit questions is included in the accompanying proxy statement.

On behalf of the Board, we would like to express our appreciation for your continued interest in our company.

By Order of the Board of Directors,

/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer

New York, New York

May 16, 2025

***

Important Notice Regarding Internet Availability of Proxy Materials: The attached proxy statement and our 2024 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2024, are available for viewing, printing and downloading at www.proxyvote.com. If you would like to request a copy of the material(s) for this stockholder meeting, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2024 are also available on the SEC’s website at http://www.sec.gov.

BRAINSTORM CELL THERAPEUTICS INC.

PROXY STATEMENT

TABLE OF CONTENTS

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
PROPOSAL NO. 1—ELECTION OF DIRECTORS	7
PROPOSAL NO. 2— RATIFICATION OF APPOINTMENT OF BRIGHTMAN ALMAGOR ZOHAR & CO., A FIRM IN THE DELOITTE GLOBAL NETWORK, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025	12
PROPOSAL NO. 3— APPROVAL OF THE ISSUANCE PROPOSAL.	13
PROPOSAL NO. 4— APPROVAL OF AMENDMENTS TO 2014 PLANS.	17
CORPORATE GOVERNANCE AND BOARD MATTERS	29
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	35
EXECUTIVE COMPENSATION	37
COMPENSATION OF DIRECTORS	45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	51
AUDIT COMMITTEE REPORT	52
HOUSEHOLDING OF THE ANNUAL MEETING MATERIALS	52
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	52
STOCKHOLDER PROPOSALS	53
ANNUAL REPORT ON FORM 10-K	53
OTHER MATTERS	53

BRAINSTORM CELL THERAPEUTICS INC.

1325 AVENUE OF AMERICAS, 28TH FLOOR
NEW YORK, NY 10019
(201) 488-0460

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 25, 2025

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Annual Meeting of Stockholders of Brainstorm Cell Therapeutics Inc., or the Annual Meeting, to be held on June 25, 2025 at 10:00 a.m., Eastern time. The Annual Meeting will be held via the Internet at www.virtualshareholdermeeting.com/BCLI2025. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online is included in this proxy statement.

The board of directors of Brainstorm Cell Therapeutics Inc., or the Board, is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Brainstorm,” “the Company,” “we,” “us,” “our” and similar terms refer to Brainstorm Cell Therapeutics Inc. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by following the instructions set forth in this proxy statement.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s, or SEC’s, “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2024, or the 2024 Annual Report. We are sending the Notice of Availability on or about May 16, 2025, and it contains instructions on how to access those documents over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2024 Annual Report, and a form of proxy card.

Our principal executive offices are located at 1325 Avenue of Americas, 28th Floor, New York, NY 10019, telephone number (201) 488-0460.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 25, 2025:

This proxy statement and our 2024 Annual Report are
available for viewing, printing and downloading at www.proxyvote.com.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC except for exhibits, will be furnished without charge to any stockholder upon written request to the Company’s Secretary at the Company’s offices, 1325 Avenue of Americas, 28th Floor, New York, NY 10019. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2024 are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1. To elect Dr. Irit Arbel, Dr. Menghisteab Bairu, Prof. Jacob Frenkel, Mr. Nir Naor, Dr. Anthony Polverino, Mr. Uri Yablonka and Dr. Stacy Lindborg as members of our Board to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2. To ratify the appointment of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock issuable upon the exercise of the Common Warrant in an amount equal to or in excess of twenty percent (20%) of the shares of our Common Stock outstanding immediately prior to the issuance of such warrant, or the Issuance Proposal;

4. To approve amendments to the Company’s 2014 Stock Incentive Plan and the Company’s 2014 Global Share Option (the “2014 Plans”) to increase the shared pool of shares available for issuance under the Company’s 2014 Plans by 2,000,000 shares from 906,666 shares to 2,906,666 shares; and

5. To transact such other business that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first four items noted above.

Board of Directors Recommendation

Our Board unanimously recommends that you vote:

FOR the election of the seven nominees as members of our Board to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

FOR the ratification of the appointment of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

FOR the approval of the Issuance Proposal; and

FOR the approval of amendments to the 2014 Plans to increase the shared pool of shares available for issuance under the 2014 Plans by 2,000,000 shares from 906,666 shares to 2,906,666 shares.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card and our 2024 Annual Report, are available for viewing, printing and downloading on the Internet at www.proxyvote.com. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting paper materials in the Notice of Availability.

Who Can Vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date of May 7, 2025 are entitled to receive notice of the Annual Meeting and to vote the shares of our Common Stock that they held on that date. As of May 7, 2025, there were 7,929,238 shares of our Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the “stockholder of record” of those shares. In this case, your Notice of Availability has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice of Availability and in the section titled “How to Vote” below.

Beneficial Owner of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice of Availability will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials instead of a Full Set of Proxy Materials?

We are pleased to comply with the SEC rules that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are sending our stockholders and beneficial owners of our Common Stock a copy of the Notice of Availability instead of paper copies of this proxy statement, our proxy card, and our 2024 Annual Report. We will send the Notice of Availability on or about May 16, 2025.

Detailed instructions on how to access these materials via the Internet may be found in the Notice of Availability. This proxy statement and our 2024 Annual Report are available for viewing, printing and downloading on the Internet at www.proxyvote.com.

Why is the Annual Meeting a Virtual, Online Meeting?

The Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to safely participate from any location around the world. We have designed the virtual annual meeting to provide our stockholders with the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions during the Annual Meeting through the virtual meeting platform.

How can I virtually attend the Annual Meeting?

To attend and participate in the Annual Meeting, stockholders will need to access the live webcast of the Annual Meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/BCLI2025 and enter the control number provided in the Notice of Availability along with your name and your email address, and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares.

The live webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on June 25, 2025. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time. You should allow ample time in advance of the Annual Meeting.

Additionally, questions regarding how to attend and participate via the Internet can be answered by following the assistance instructions included at www.virtualshareholdermeeting.com/BCLI2025.

If you wish to submit a question during the Annual Meeting, you may log into, and submit a question on, the virtual meeting platform after entering your control number, name and email address, as prompted, at www.virtualshareholdermeeting.com/BCLI2025 and following the instructions there. Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct, which will address the ability of stockholders to ask questions during the Annual Meeting and rules for how questions will be recognized and addressed. The Annual Meeting’s Rules of Conduct will be available on www.virtualshareholdermeeting.com/BCLI2025 prior to the Annual Meeting.

How can I get help if I have trouble checking in or listening to the Annual Meeting online?

There will be a support number available on the login page of the virtual meeting 15 minutes before the Annual Meeting begins for any shareholders having technical difficulties. The technical support line will not be able to provide control numbers but will be able to assist with any technical issues.

How to Vote If you are the stockholder of record of your shares, you can vote your shares by proxy prior to the Annual Meeting or online during the Annual Meeting. If you choose to vote by proxy prior to the Annual Meeting, you may do so by telephone, via the Internet or by mail as follows:

●	By Telephone Prior to the Annual Meeting. You may transmit your proxy prior to the Annual Meeting over the phone by calling +1 800-690-6903 and following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you call.

●	Via the Internet Prior to the Annual Meeting. You may transmit your proxy via the Internet prior to the Annual Meeting by following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you access the website. The website for voting is available at www.proxyvote.com.

●	By Mail Prior to the Annual Meeting. If you have requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.

●	Online during the Annual Meeting. You may vote your shares online while virtually attending the Annual Meeting by following the instructions found on your Notice of Availability, proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email following your registration on the meeting website www.virtualshareholdermeeting.com/BCLI2025. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern time on June 24, 2025 and mailed proxy cards must be received by the close of business on June 24, 2025, the day before the Annual Meeting, for your vote to count. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

If your shares are held in street name, your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If your shares are held in “street name”, you must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from your bank, broker or other nominee to vote at the Annual Meeting.

Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Availability and proxy card contain instructions on how to vote by proxy via the Internet, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the Annual Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our bylaws, as amended, provide that the holders of one-third (1/3) in interest of all stock issued and outstanding and entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum. Shares that are represented virtually during the Annual Meeting will be considered shares of Common Stock represented in person at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained.

Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your bank, broker or other nominee submits a proxy for your shares (because the bank, broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

Ballot Measures Considered “Discretionary” and “Non-Discretionary”

The Proposal No. 1, Proposal No. 3 and Proposal No. 4 are considered non-discretionary matters under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 1, Proposal No. 3 and Proposal No. 4.

The Proposal No. 2 is a matter considered discretionary under applicable rules. A bank, broker or other nominee generally may exercise discretionary authority and vote on discretionary matters. If they exercise this discretionary authority, no broker non-votes are expected in connection with Proposal No. 2.

What votes are required for each proposal?

The vote required, and the method of calculation, for each proposal at our Annual Meeting is described below.

Election of Directors (Proposal No. 1)

Directors shall be elected by a plurality of the votes cast by the stockholders present at the Annual Meeting or represented by proxy and entitled to vote on the matter (meaning that the director nominees who receive the highest number of shares voted “for” their election are elected). If nominees are unopposed, their election requires one or more “for” votes. You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. . If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees.

Ratification of Appointment of Accounting Firm (Proposal No. 2)

Adoption of Proposal No. 2 requires the affirmative vote of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against Proposal No. 2, and broker non-votes will have no effect on the voting on Proposal No. 2.

Issuance Proposal (Proposal No. 3).

This proposal must be approved by the affirmative vote of the majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against Proposal No. 3, and broker non-votes will have no effect on the voting on Proposal No. 3.

Amendments to 2014 Plans (Proposal No. 4).

This proposal must be approved by the affirmative vote of the majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against Proposal No. 4, and broker non-votes will have no effect on the voting on Proposal No. 4.

Method of Counting Votes

Each holder of Common Stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast online during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy and change your vote before the vote is taken at the Annual Meeting:

●	by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above, in each case, prior to the Annual Meeting;

●	by voting online at the Annual Meeting using the procedures described in the “How to Vote” section above; or

●	by delivering a written revocation to our corporate secretary before the Annual Meeting.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares and follow the procedures described in the “How to Vote” section above.

Your virtual attendance at the Annual Meeting, without voting online during the Annual Meeting, will not revoke your proxy.

Costs of Proxy Solicitation

The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee, and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers, directors and employees of the Company may also be made of some stockholders via the Internet or by mail, telephone or facsimile following the original solicitation. Such officers, directors and employees will receive no compensation in connection with any such solicitations, other than compensation paid pursuant to their duties described elsewhere in this Proxy Statement.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board recommends that the seven nominees named below be elected to serve on the Board, each of whom is presently serving as a member of the Board. The affirmative vote of the holders of a plurality of the votes cast virtually via the Internet or by proxy at an annual meeting of stockholders by the shares entitled to vote is required for the election by stockholders of directors to the Board. Shares of Common Stock represented by all proxies received and not marked so as to withhold authority to vote for any individual nominee or for all nominees will be voted for the election of the seven nominees named below. Each nominee has consented to being named in this Proxy Statement and has indicated his or her willingness to serve if elected. If for any reason any nominee should become unable or unwilling to serve, the persons named as proxies may vote the proxy for the election of a substitute nominee selected by the Board. The Board has no reason to believe that any nominee will be unable to serve. Stockholders may vote for no more than seven nominees for director.

The Board currently has the following seven members: Prof. Jacob Frenkel, Dr. Irit Arbel, Dr. Menghisteab Bairu, Mr. Nir Naor, Dr. Anthony Polverino, Mr. Uri Yablonka and Dr. Stacy Lindborg.

Biographical and certain other information concerning the Company’s directors and the nominees for election to the Board is set forth below.

Nominees for Election to the Board

Name	Age	Position
Prof. Jacob Frenkel, PhD, MA	82	Chairperson and Director
Dr. Irit Arbel, PhD	65	Vice-Chairperson and Director
Dr. Menghisteab Bairu	64	Director
Mr. Nir Naor	50	Director
Dr. Anthony Polverino, PhD	62	Director
Mr. Uri Yablonka	48	Director, EVP, Chief Business Officer and Secretary
Dr. Stacy Lindborg, PhD	54	Director

Additional Information Regarding Members of the Board

Nominees:

Prof. Jacob Frenkel joined the Company in March 2020 as a director and Chairperson. Prof. Frenkel is Chairman Emeritus of the Board of Trustees of the Group of Thirty (“G-30”), which is a private, nonprofit, Consultative Group on International Economic and Monetary Affairs. Prof. Frenkel served as Chairman of JPMorgan Chase International from 2009 to 2020. Previously, from 2009 to 2019, Prof. Frenkel served as a member of the board of directors of Boston Properties LP and Loews Corporation. From 2001 to 2011, he served as Chairman and Chief Executive Officer of the G-30, and from 2012 to 2022 as Chairman of the Board of Trustees of the G-30. From 2004 to 2009, he served as Vice Chairman of American International Group, Inc. and from 2000 to 2004 as Chairman of Merrill Lynch International. Between 1991 and 2000 he served two terms as the Governor of the Bank of Israel. Prof. Frenkel is Chairman Emeritus of the Board of Governors of Tel Aviv University, where he is also Chairman of the Frenkel-Zuckerman Institute for Global Economics. He holds a B.A. in economics and political science from the Hebrew University of Jerusalem, and an M.A. and Ph.D. in economics from the University of Chicago. We believe Prof. Frenkel possesses specific attributes that qualify him to serve on our Board, including his valuable leadership skills and his deep knowledge of the financial industry.

Dr. Irit Arbel, one of the Company’s co-founders, joined the Company in May 2004 as a director and served as President of the Company for six (6) months. Currently, Dr. Arbel is the Vice-Chairperson of the Board and the Chair of the Governance, Nominating and Compensation Committee (the “GNC Committee”). She previously served as Chief Executive Officer of Neurochords Corp (“Neurochords”), a biotechnology firm developing graphene-based scaffolds for nerve reconstruction in the acute spinal cord and peripheral nerve injury, from August 2018 to 2020. Prior to Neurochords, Dr. Arbel served as Executive Vice President, Research and Development at Savicell Diagnostic Ltd from July 2012 until August 2018. From 2009 through 2011, Dr. Arbel served as Chairperson of Real Aesthetics Ltd., a company specializing in cellulite ultrasound treatment, and BRH Medical, a developer of medical devices for wound healing. She was also Director of M&A at RFB Investment House, a private investment firm focusing on early stage technology related companies. Previously, Dr. Arbel was President and Chief Executive Officer of Pluristem Life Systems, Inc., a biotechnology company, and prior to that, Israeli Sales Manager of Merck, Sharp & Dohme, a pharmaceutical company. Dr. Arbel earned her Post Doctorate degree in 1997 in Neurobiology, after performing research in the area of Multiple Sclerosis. Dr. Arbel also holds a Chemical Engineering degree from the Technion, Israel’s Institute of Technology. We believe Dr. Arbel possesses specific attributes that qualify her to serve on our Board, including Dr. Arbel’s extensive experience in the biotechnology field and significant leadership skills as a chief executive officer. Dr. Arbel previously served as our President and the Chairperson of the Board.

Dr. Menghisteab Bairu joined the Company in October 2021 as a director. Currently, Dr. Bairu serves as co-founder, President and Chief Executive Officer of Bio Usawa, Inc., a private company that develops and manufactures quality, affordable monoclonal antibodies. In addition to his role at Bio Usawa, Dr. Bairu serves as the founder, chairman and Chief Executive Officer of Proxenia Venture Partners, which focuses on companies in late preclinical and early-stage clinical development in biotechnology. Dr. Bairu has also served as Chairman and Chief Executive Officer of Bairex, an international medical education and market research organization focused on Africa and the Middle East since December 2018. Dr. Bairu also served as Executive Chairman of Treos Bio Limited from 2016 to 2019, a start-up company that uses computational biology to develop precision cancer immunotherapies tailored to patients’ genetics. In addition, he is Founder and Chairman Emeritus of Serenus Biotherapeutics, Inc., an emerging market focused specialty biopharmaceutical company, and has served on its board since 2013. Dr. Bairu received his M.D. from Università degli Studi di Milano and currently serves as Adjunct Professor at the University of California, San Francisco School of Medicine, where he lectures on global clinical trials’ design, development, and conduct. We believe that Dr. Bairu possesses specific attributes that qualify him to serve on our Board including his valuable leadership skills and his deep knowledge of pharmaceutical product development.

Mr. Nir Naor joined the Company in June 2023 as a director and as Chair of the Audit Committee. Mr. Naor has been serving in a finance advisory capacity to a number of private companies. Mr. Naor serves as Chief Financial Officer of Axogen since December 2023. From October 2022 to November 2023, Mr. Naor held advisory and short-term CFO roles at a number of growth companies. Mr. Naor previously served as the Chief Financial Officer of HMNC Brain Health from December 2021 to October 2022 and as the Chief Financial Officer of Arbor Pharmaceuticals from January 2021 to September 2021. Prior to this, Mr. Naor served as the Chief Financial Officer, U.S. and the Americas, of Molnlycke, from October 2017 to January 2021. Prior to this, Mr. Naor served as Chief Financial Officer, U.S., of UCB from July 2016 to July 2017. Previously, Mr. Naor held various senior leadership finance roles in the biopharmaceutical industry. Previously, Mr. Naor worked as an investment banker and as a commercial lawyer in Israel. Mr. Naor is a Certified Public Accountant (Israel, inactive) and a Chartered Financial Analyst, and holds an MBA from IMD Business School in Switzerland and an MBA from Tel Aviv University in Israel, an L.L.M. from Hamburg University in Germany, and an L.L.B. in Law and a Bachelor degree in Accounting from Tel Aviv University in Israel. We believe that Mr. Naor possesses specific attributes that qualify him to serve on our Board, including his substantial experience in corporate finance and the biopharmaceutical industry.

Dr. Anthony Polverino joined the Company on February 5, 2018 as a director. Dr. Polverino is currently an independent consultant to corporate executives and board members. Dr. Polverino was an Executive Vice President Early Development and Chief Scientific Officer of Zymeworks Inc. (“Zymeworks”) from September of 2018 to January 2022, and where he was responsible for establishing the vision, strategy, and general management of the organization and overseeing the advancement of products from discovery research through translational research/early development to create a seamless link to clinical development. Prior to Zymeworks, Dr. Polverino was the interim Chief Scientific Officer of Kite Pharma, Inc. (“Kite”) (now a wholly-owned subsidiary of Gilead Sciences), which he joined in 2015, and where he was responsible for establishing Kite’s strategic non-clinical R&D roadmap to support its current and future portfolio. Prior to this, he was the Vice President of research at Kite, where his responsibilities included corporate goal setting, budget allocation, scientific and investor interactions, business development in-licensing and partnership deals. Dr. Polverino spent twenty (20) years in positions of increasing responsibilities at Amgen, Inc. (“Amgen”), most recently as executive director of its Therapeutic Innovation Unit, where he managed research programs in oncology, metabolic disease, inflammatory disease and schizophrenia. Prior to Amgen, he was a postdoctoral scientist at Cold Spring Harbor Laboratory, where he worked primarily on oncology research. He earned a B.Sc. in Biochemistry/Physiology and a B.Sc. (Honors) in Pharmacology, both from Adelaide University in Adelaide, Australia and a Ph.D. in Biochemistry from Flinders University, also in Adelaide. We believe that Dr. Polverino possesses specific attributes that qualify him to serve on our Board, including his deep knowledge of the pharmaceutical industry.

Mr. Uri Yablonka joined the Company in June 2014 as Chief Operating Officer and as a member of the Board. In March 2017 he was appointed Executive Vice President, Chief Business Officer and ceased to serve as the Company’s Chief Operating Officer. Prior to joining the Company, beginning in 2010, Mr. Yablonka served as owner and General Manager of Uri Yablonka Ltd., a business consulting firm. From January 2011 to May 2014, he served as Vice President, Business Development at ACC International Holdings Ltd. (“ACC International”), an affiliate of ACCBT Corp. Prior to his role in ACC International, Mr. Yablonka served as Senior Partner of PM-PR Media Consulting Ltd. from 2008 to January 2011, where he led public relations and strategy consulting for a wide range of governmental and private organizations. From 2002 to 2008, he served as a correspondent at the Maariv Daily News Paper, including extensive service as a Diplomatic Correspondent. Mr. Yablonka holds an LL.B from Ono Academic College and an LL.M from Bar-Ilan University, and is a member of the Israeli Bar Association. We believe that Mr. Yablonka’s skills and experience provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. His experience in business consulting and development and media experience are expected to be valuable to the Company in its current stage of growth and beyond, and his governmental experience can provide valuable insight into issues faced by companies in regulated industries such as ours. We believe that these skills and experiences qualify Mr. Yablonka to serve as a director and secretary of the Company.

Dr. Stacy Lindborg was appointed as a member of the Board in May 2024. Dr. Lindborg joined the Company in June 2020 as Executive Vice President and Chief Development Officer. In January 2023, she was appointed to serve as Co-Chief Executive Officer until resigning from the position effective May 9, 2024. She also serves on the board of directors of Imunon, Inc. (formerly Celsion Corporation), a publicly-traded clinical stage biotechnology company. Dr. Lindborg previously served at Biogen Inc. (“Biogen”) from 2012 to 2020, where she was most recently Vice President, Analytics and Data Science. She also served on the R&D governance team during a time of significant growth for Biogen, and was active in guiding the firm’s long-term vision for growth through analytics and by stimulating innovative development platforms to increase productivity. Prior to her role at Biogen, Dr. Lindborg worked at Eli Lilly & Company, where she held positions of increasing responsibility. In her role as the Head of R&D strategy, she was responsible for characterizing the productivity of the portfolio and driving key R&D strategy projects including the annual R&D Long-Range Plan. Additionally, she was Leader of Zyprexa Product Management in which she was responsible for R&D, Commercial and Manufacturing plans. Dr. Lindborg holds a Ph.D. in statistics from Baylor University.

Qualifications of Directors

The Board believes that each director has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the directors have extensive experience in a variety of fields, including biotechnology (Drs. Arbel, Bairu, Polverino and Linborg), business consulting and development (Prof. Frenkel, Dr. Lindborg, Dr. Polverino and Mr. Yablonka), and media and Israeli law (Mr. Yablonka), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our directors have leadership experience at major companies or firms with operations inside and outside the United States and/or experience on other companies’ boards, which provides an understanding of ways other companies address various business matters, strategies and issues. As indicated in the foregoing biographies, the directors have each demonstrated significant leadership skills, including as a chief executive officer (Dr. Arbel, Dr. Bairu and Dr. Lindborg), executive officer (Dr. Polverino and Mr. Yablonka) or as general manager of a business consulting firm (Mr. Yablonka). A number of the directors have extensive public policy, government or regulatory experience, which can provide valuable insight into issues faced by companies in regulated industries such as the Company. Among the existing directors of the Company, Dr. Lindborg has served as Co-Chief Executive Officer of the Company, Dr. Arbel has served as the President of the Company and Mr. Yablonka is currently serving as Chief Business Officer, which service has given each a deep knowledge of the Company and its business and directly relevant management experience. The Board believes that these skills and experiences qualify each individual to serve as a director of the Company.

Certain Arrangements

On June 1, 2015, pursuant to the Company’s First Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Dr. Irit Arbel, the Company’s Vice Chairperson of the Board, to purchase up to 6,667 shares of Common Stock at a purchase price of $0.75 per share. On February 26, 2017 pursuant to the Company’s Second Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Dr. Arbel to purchase up to 6,667 shares of Common Stock at a purchase price of $0.75 per share. On July 13, 2017 pursuant to the Company’s Third Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Dr. Arbel to purchase up to 12,000 shares of Common Stock at a purchase price of $0.75 per share. Each option was fully vested and exercisable on the date of grant.

Pursuant to a February 26, 2017 resolution of the Board, Dr. Almenoff, a former director of the Company, received the following compensation for her service on the Board: an annual cash award in the amount of $30,000, paid in biannual installments. Dr. Almenoff did not receive annual director awards under the Director Compensation Plan, but when Dr. Almenoff served as a member of the Audit Committee of the Board she was entitled to committee compensation under the Director Compensation Plan. Dr. Almenoff stepped down as a director of the Company upon the conclusion of the Company’s annual general meeting held in December 2023.

Pursuant to an October 28, 2021 resolution of the Board, Dr. Bairu receives the following compensation for his service on the Board: an annual cash award in the amount of $30,000, paid in biannual installments. Dr. Bairu will not receive annual director awards under the Director Compensation Plan, but in the event that Dr. Bairu serves as a member of any committee of the Board he will be entitled to committee compensation under the Director Compensation Plan.

Uri Yablonka serves as the Company’s Executive Vice President, Chief Business Officer, Director and Secretary and is compensated for all services as an officer and director of the Company pursuant to an employment agreement with the Company and related compensation described under “Executive Employment Agreements” in the Executive Compensation section below.

Pursuant to the separation agreement between the Company and Dr. Lindborg on April 16, 2024, among other things, (i) the Company agrees to pay Dr. Lindborg a lump sum of $300,000 as separation bonus, which shall be paid in full by March 15, 2025, (ii) Dr. Lindborg agrees to a general release of all claims that she may have against the Company, and (iii) Dr. Lindborg agrees to serve as a member of the Board effective as of May 9, 2024. In addition, Dr. Lindborg’s outstanding equity awards, other than her March 11, 2024 grant of 16,129 shares of restricted stock (the “March 2024 RSA”), will cease vesting following May 9, 2024 and any such awards that are unvested as of May 9, 2024 will be forfeited. Dr. Lindborg’s March 2024 RSA will continue vesting while Dr. Lindborg is a member of the Board in accordance with the relevant equity agreement between her and the Company and the applicable equity plan of the Company, provided, however, that any unvested shares shall accelerate and become fully vested in the event of a change of control of the Company. After Dr. Lindborg joined the Board on the Separation Date, as a non-employee director, Dr. Lindborg shall be entitled to equity compensation paid by the Company pursuant to its Second Amended and Restated Director Compensation Plan, as amended.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS OF THE COMPANY.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF BRIGHTMAN ALMAGOR ZOHAR & CO., A FIRM IN THE
DELOITTE GLOBAL NETWORK, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

The Board has appointed Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network (“Deloitte”), as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2025. Deloitte has audited the financial statements of the Company since the fiscal year ended December 31, 2008. The Board is asking the Company’s stockholders to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Deloitte as the Company’s independent registered public accounting firm, the Board will reconsider its selection. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of Deloitte is not expected to be present at the Annual Meeting and will not have the opportunity to make a statement or be available to respond to appropriate questions from stockholders.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BRIGHTMAN ALMAGOR ZOHAR & CO., A FIRM IN THE DELOITTE GLOBAL NETWORK, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING DECEMBER 31, 2025.

PROPOSAL NO. 3

APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF OUR COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE COMMON WARRANT IN AN AMOUNT EQUAL TO OR IN EXCESS OF TWENTY PERCENT (20%) OF THE SHARES OF OUR COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE ISSUANCE OF SUCH WARRANT.

General

In this proposal, we are asking stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock issuable upon the exercise of the common warrant issued pursuant to an inducement offer letter agreement (the “Warrant Inducement Agreement”) with an accredited and institutional holder (the “Holder”), dated as of March 31, 2025, in an amount equal to or in excess of 20% of the shares of our Common Stock outstanding immediately prior to the issuance of such warrant (the “Stockholder Approval”).

Description of Transaction

On March 31, 2025, we and the Holder entered into the Warrant Inducement Agreement, pursuant to which (i) the Holder agreed to exercise certain existing warrants to purchase to 1,381,383 shares of our common stock for an aggregated exercise price of approximately $1.64 million, and (ii) we agreed to issue to the Holder a common warrant (the “Common Warrant”) to purchase up to 2,762,766 shares (the “Warrant Shares”) of Common Stock in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”).

The closing of the transactions contemplated by the Warrant Inducement Agreement took place on April 1, 2025 (the “Closing Date”). The Common Warrant issued to the Holder has an exercise price of $1.19 per share, exercisable on or after the date that the Stockholder Approval is obtained (the “Stockholder Approval Date”) and will expire on the five-year anniversary of the Stockholder Approval Date. The exercise price and the number of Warrant Shares issuable upon exercise of the Common Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, in certain circumstances, upon a fundamental transaction (as defined in the Common Warrant), a holder of the Common Warrant will be entitled to receive, upon exercise of the Common Warrant, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Common Warrant immediately prior to the fundamental transaction. Additionally, as more fully described in the Common Warrant, in the event of certain fundamental transactions, the holder of the Common Warrant will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrant on the date of consummation of the transaction.

In connection with the transactions contemplated in the Warrant Inducement Agreement and pursuant to a financial advisory agreement (the “Financial Advisory Agreement”) with the Company’s inducement agent, Maxim Group, LLC (the “Agent”), the Company agreed to pay the Agent the following compensation: (i) a cash fee equal to six percent (6.0%) of the gross proceeds received by the Company in the transactions contemplated in the Warrant Inducement Agreement, and (ii) legal fees and out-of-pocket expenses of $12,500.

For further information regarding these agreements and transactions, please refer to our Current Report on Form 8-K filed with the SEC on March 31, 2025. The discussion herein relating to the Warrant Inducement Agreement, the Financial Advisory Agreement and the Common Warrant is qualified in its entirety by reference to the transaction documents filed as exhibits to such Form 8-K.

Description of the Common Warrant

The following is a brief summary of certain terms and provisions of the Common Warrant subject in all respects to the provisions contained in the Common Warrant and the Warrant Inducement Agreement.

Exercisability. The Common Warrant will be exercisable on or after the Stockholder Approval Date and on or prior to 5:00 p.m. (New York City time) on the date that is the five year anniversary of the Shareholder Approval Date. We are required to hold an annual or special meeting of stockholders no later than the 90th calendar days following March 31, 2025 for the purpose of obtaining the Stockholder Approval, and thus, we are holding our Annual Meeting on June 25, 2025. If the Company does not obtain the Stockholder Approval at the Annual Meeting, the Company will be required to call a meeting every ninety (90) days thereafter to seek the Stockholder Approval until the earlier of the date on which the Stockholder Approval is obtained or the Common Warrant is no longer outstanding.

The Company agreed in the Warrant Inducement Agreement to file a registration statement with the SEC providing for the resale of the Warrant Shares on or before the forty-fifth (45th) day following March 31, 2025, and to use best efforts to have such registration statement declared effective by the SEC within ninety (90) calendar days after March 31, 2025 (or one hundred twenty (120) days following March 31, 2025 in the event there is a “full review” of the resale registration statement by the SEC). Pursuant to the Warrant Inducement Agreement, the Company shall keep such registration statement effective at all times until no holder owns any Common Warrant or Warrant Shares. If the Company fails to meet such filing deadline and/or effective deadline, the Company will be required to pay certain liquidated damages to the holder of the Common Warrant pursuant to the Warrant Inducement Agreement, which in aggregate shall not exceed five percent (5.0%) of the aggregate exercise price of the Common Warrant held by such holder.

If there is no effective registration statement registering or the prospectus contained therein is not available for the resale of the Warrant Shares by a holder, then the Common Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which such holder shall be entitled to receive a number of Warrant Shares determined according to the formula set forth in the Common Warrant.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Common Warrant. As to any fraction of a share which a holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Common Warrant if such holder would beneficially own in excess of four point ninety-nine percent (4.99%) (or, at the election of the holder, nine point ninety-nine percent (9.99%)) of the outstanding shares of our Common Stock immediately after exercise, except that upon notice from such holder to us, the holder may increase or decrease the beneficial ownership limitation up to nine point ninety-nine percent (9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrant, provided that any increase in such beneficial ownership limitation shall not be effective until sixty-one (61) days following notice from such holder to us.

Exercise Price; Adjustments. The Common Warrant has an exercise price of $1.19 per share. The exercise price and the number of shares of Common Stock issuable upon exercise are subject to appropriate adjustments in the event of certain stock dividends and splits, subsequent rights offerings, pro rata distributions and fundamental transactions, as set forth under Section 3 of the Common Warrant.

Transferability. Subject to compliance with applicable securities laws, the Common Warrant and all rights thereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of the Common Warrant at the principal office of the Company or its designated agent, together with a written assignment of the Common Warrant substantially in the form attached to the Common Warrant, duly executed by a holder or its agent or attorney, and funds sufficient to pay any transfer taxes payable upon the making of such transfer.

No Rights as a Stockholder Until Exercise; No Settlement in Cash. Except as otherwise provided in the Common Warrant or by virtue of a holder’s ownership of shares of our common stock, the holder of the Common Warrant does not have the rights or privileges of a stockholder, including any voting rights or dividends, until such holder exercises the Common Warrant and subsequently becomes a stockholder. Further, except as otherwise provided in the Common Warrant, in no event shall the Company be required to net cash settle an exercise of the Common Warrant.

Reasons for the Warrant Approval Proposal

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to twenty percent (20%) or more of the common stock or twenty percent (20%) or more of the voting power outstanding before the issuance for a price that is less than the lower of (i) the issuer’s Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (ii) the average of the issuer’s Nasdaq Official Closing Price (as reflected on Nasdaq.com) for the five (5) trading days immediately preceding the signing of the binding agreement (the “Minimum Price”). Pursuant to Nasdaq rules, the presence of any provision that could cause the conversion or exercise price of a convertible security to be reduced to below the Minimum Price immediately before the entering into of the binding agreement will cause the transaction to be viewed as a discounted issuance.

Because the potential issuance of 2,762,766 Warrant Shares upon exercise of the Common Warrant would have constituted more than twenty percent (20%) of the shares of our Common Stock outstanding immediately prior to the issuance of such warrant, we are asking stockholder approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of our Common Stock issuable upon the exercise of the Common Warrant in an amount equal to or in excess of 20% of the shares of our Common Stock outstanding immediately prior to the issuance of such warrant.

Effect of the Proposal

We cannot predict whether or when the holder of the Common Warrant will exercise such warrant. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of Warrant Shares that may ultimately be issued. Under certain circumstances, however, it is possible, that we will issue to the holder of the Common Warrant more than twenty percent (20%) of the shares of our Common Stock outstanding immediately prior to the issuance of such warrant.

If stockholders do not approve this proposal, then the Common Warrant will not be exercisable and therefore would have no value and we would be required to call a meeting every ninety (90) days as described in the Warrant Inducement Agreement to seek the Stockholder Approval until the earlier of the date on which the Stockholder Approval is obtained or the Common Warrant is no longer outstanding. Failure to obtain such approval may discourage future investors from engaging in future financings with us. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional equity or debt financings or that such funds could be raised at prices that would not create substantial dilution for our existing stockholders. If our stockholders approve this proposal, the Common Warrant will be exercisable immediately following such approval.

Certain Risks Associated with the Proposal

The issuance of shares of Common Stock upon exercise of the Common Warrant will have a dilutive effect on current stockholders.

The percentage ownership of the Company held by current stockholders will decline as a result of the issuance of the Warrant Shares upon exercise of the Common Warrant. This means also that our current stockholders will own a smaller percent interest in us as a result of the exercise of the Common Warrant and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline. If the Common Warrant is exercised in full for cash, a total of 2,762,766 shares of Common Stock will be issuable to its holder (subject to the applicable beneficial ownership limitation as set forth in the Common Warrant) and this dilutive effect may be material to current stockholders of the Company.

There may be future sales of our Common Stock, which could adversely affect the market price of our Common Stock.

The exercise of the Common Warrant and other issuances of our Common Stock could have an adverse effect on the market price of the shares of our Common Stock. Sales of a substantial number of shares of our Common Stock or the perception that such sales might occur could materially adversely affect the market price of the shares of our Common Stock.

Provisions of the Common Warrant could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrant could make it more difficult or expensive for a third party to acquire us. The Common Warrant provides that, in the event of certain transactions constituting Fundamental Transactions, as defined in the Common Warrant, a holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of such holder (without regard to any beneficial ownership limitation in the Common Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Common Warrant is exercisable immediately prior to such Fundamental Transaction. These and other provisions of the Common Warrant could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to the holders of our Common Stock.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF OUR COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE COMMON WARRANT IN AN AMOUNT EQUAL TO OR IN EXCESS OF TWENTY PERCENT (20%) OF THE SHARES OF OUR COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE ISSUANCE OF SUCH WARRANT.

PROPOSAL NO. 4

APPROVAL OF AMENDMENTS TO THE COMPANY’S 2014 STOCK INCENTIVE PLAN AND THE COMPANY’S 2014 GLOBAL SHARE OPTION PLAN TO INCREASE THE SHARED POOL OF SHARES AVAILABLE FOR ISSUANCE UNDER THE COMPANY’S CURRENT EQUITY PLANS BY 2,000,000 ADDITIONAL SHARES (FROM 906,666 SHARES TO 2,906,666 SHARES) OF COMMON STOCK.

Our stockholders are being asked to approve amendments to our 2014 Stock Incentive Plan and 2014 Global Share Option Plan (the “2014 Plans”) to increase the shared pool of shares available for issuance under the 2014 Plans by 2,000,000 additional shares (906,666 to 2,906,666 shares) of Common Stock (the “Plan Amendments”). The Plan Amendments were approved by the Board on May 6, 2025, subject to stockholder approval in order to satisfy applicable Nasdaq listing rules.

The 2014 Plans, as amended by the Plan Amendments (the “Amended 2014 Plans”) would allow for the issuance of up to an aggregate 2,906,666 shares (subject to adjustment for certain changes in the Company’s capitalization) of our Common Stock, which pool is shared between the Amended 2014 Plans, and, accordingly, shares issued pursuant to awards issued under either of the Amended 2014 Plans shall reduce the number of shares available for issuance under the other plan. The proposed Plan Amendments are attached hereto as Appendix A and Appendix B.

Background and Rationale of the Proposal

Our Board believes that adding an additional 2,000,000 shares to the shared pool of shares available for issuance under the 2014 Plans will provide sufficient shares for us to continue to grant meaningful long term incentive compensation to our current and future employees, directors and consultants through approximately 2027 and that the approval of Proposal No. 4 is essential to permit us to continue to provide long-term, equity-based incentives to present and future key employees and directors.

Our Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel, including key new hires of senior executives as the Company proceeds toward commercialization. We operate in an extremely competitive environment with respect to the hiring and retention of qualified employees. As a result, our approach to compensation considers the full range of compensation techniques that enables us to compete with our peers to attract and retain key personnel. Equity compensation is one of the critical components of our compensation package because it (i) develops a culture of ownership among our employees, (ii) aligns the interests of employees and non-employee directors with the interests of our other stockholders and (iii) preserves our cash resources. We believe that adding 2,000,000 issuable shares of our Common Stock under the 2014 Plans will allow us to continue to recruit leading professionals for key positions within our company as well as to retain and incentivize our current employees.

Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the proposed share increase and term extension is instrumental to our continued success. Accordingly, we are seeking stockholder approval of an increase in the number of shares issuable under our 2014 Plans.

If Proposal No. 4 is not approved, we will not have a share pool with sufficient shares for issuing annual grants to directors and officers and new discretionary equity grants to new and existing employees. Our executive officers and directors have an interest in Proposal No. 4.

New Plan Benefits under the Amended 2014 Plans

Awards under the Amended 2014 Plans will be determined by our Governance, Nominating and Compensation Committee of our Board (the “GNC Committee”), in its discretion, and except for the automatic annual grants, awards and the terms of any awards under the Amended 2014 Plan for the current year or any future year are not determinable.

Plan Benefits under the Amended 2014 Plans

The following table provides information concerning the benefits that were received by the following persons and groups under the Amended 2014 Plans as of April 30, 2025:

	Number of Shares Under Amended 2014 Stock Incentive Plan (#)	Number of Shares under Amended Global Share Plan (#)
Chaim Lebovits, Chief Executive Officer	-	184,541
Dr. Ibrahim B. Dagher, Chief Medical Officer	72,183	-
Alla Patlis, Interim Chief Financial Officer	-	46,430
Dr. Hartoun Hartounian, the Chief Operating Officer	52,000	-
Uri Yablonka	-	74,553
All current executive officers, as a group	124,183	305,524
All current directors who are not executive officers, as a group	93,110	104,399
Each director who is not an effective officer
Dr. Jacob Frenkel	-	50,000
Dr. Irit Arbel	-	54,399
Dr. Menghisteab Bairu	24,000	-
Dr. Stacy Lindborg	43,379	-
Dr. Anthony Polverino	25,731	-
Nir Naor	-	-
Each associate of any executive officers, current directors or director nominees	217,293	409,923
Each other person who received or is to receive 5% of awards	-	-
All current employees including all current officers who are not executive officers, as a group	78,038	219,291

We anticipate filing a Registration Statement on Form S-8 with the SEC to register the additional amount of new shares of our Common Stock to be included in the aggregate share reserve under the 2014 Plans, as amended by the Plan Amendments, effective upon and subject to stockholder approval of Proposal No. 4, as soon as practicable upon such stockholders’ approval of the Plan Amendments.

The following is a brief summary of the principal provisions of the 2014 Plans, as amended by the Plan Amendments. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the 2014 Plans, as amended by the Plan Amendments. References to the Board in this summary shall include the GNC Committee or any similar committee appointed by the Board to administer the 2014 Plans.

Summary of the 2014 Stock Incentive Plan (as amended)

The 2014 Stock Incentive Plan as amended would allow for the issuance of up to 2,906,666 shares (subject to adjustment for certain changes in the Company’s capitalization) of our Common Stock, which pool shall be shared with the 2014 Global Share Option Plan described below and, accordingly, shares issued pursuant to awards issued under either the 2014 Global Share Option Plan or the 2014 Stock Incentive Plan shall reduce the number of shares available for issuance under the other plan.

The 2014 Stock Incentive Plan, as amended, is intended to be a broad-based plan that allows for the issuance of equity awards to our employees and members of the Board through August 14, 2034. Approximately 24 employees, or about 96% of our employee population, currently participate in our equity incentive compensation programs. In addition, consultants and advisors, as well as our non-employee directors, currently participate in our equity incentive compensation programs.

Types of Awards; Shares Available for Issuance

The 2014 Stock Incentive Plan allows for the issuance of incentive stock options, which are intended to qualify under Section 422 of the Internal Revenue Code (the “Code”), no statutory stock options, and restricted stock awards; we refer to these securities as Awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, Awards may be made under the 2014 Stock Incentive Plan for up to 2,906,666 (subject to stockholder approval of Proposal No. 4) shares of our Common Stock (which pool shall be shared with the 2014 Global Share Option Plan). In addition, if any Award granted under the 2014 Stock Incentive Plan expires or is terminated, surrendered, cancelled without having been fully exercised, forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the 2014 Global Share Option Plan or the 2014 Stock Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code). However, shares of Common Stock delivered to us by a participant to purchase Common Stock upon exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares of Common Stock available for the future grant of Awards under the 2014 Stock Incentive Plan. In addition, Common Stock repurchased by us on the open market using proceeds from the exercise of an Award shall not increase the number of shares of Common Stock available for future grant of Awards under the 2014 Stock Incentive Plan or the 2014 Global Share Option Plan.

The pool of shares available for issuance under the 2014 Stock Incentive Plan is the same pool of shares reserved and available for issuance under the 2014 Global Share Option Plan. Accordingly, shares issued pursuant to awards under either of the 2014 Plans shall reduce the number of shares available for future issuance under each plan, and shares that are returned under such plans are returned to the shared pool.

Certain sub-limitations apply to the shares available for issuance under the 2014 Stock Incentive Plan. The maximum number of shares with respect to which Awards may be granted to any participant under the 2014 Stock Incentive Plan is 66,666 shares per calendar year. In addition, the maximum number of shares that may be issued in the form of incentive stock options under the 2014 Stock Incentive Plan will not exceed 2,906,666.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board may grant Awards under the 2014 Stock Incentive Plan in substitution for an option or other stock or stock-based Awards granted by such entity or an affiliate thereof on such terms as our Board determines appropriate in the circumstances, notwithstanding any limitation on Awards contained in the 2014 Stock Incentive Plan. Substitute Awards granted under the 2014 Stock Incentive Plan in connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity shall not count against the overall share limits and sub-limitations described above, except as required by reason of Section 422 and related provisions of the Code.

Shares issued under the 2014 Stock Incentive Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than 100% of the fair market value of the Common Stock on the effective date of grant; provided, however, that if our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of the Common Stock on such future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock. Under the terms of the 2014 Stock Incentive Plan, stock options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock). Any or all of the Awards available under the 2014 Stock Incentive Plan may be in the form of incentive stock options. The 2014 Stock Incentive Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash, check or wire transfer, or, except as may otherwise be provided in the applicable option agreement or approved by our Board, in connection with a “cashless exercise” through a broker, (ii) to the extent provided in the applicable option agreement or approved by our Board, and subject to certain conditions, by surrender to us of shares of Common Stock owned by the participant valued at their fair market value, (iii) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board, and subject to certain conditions, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of Common Stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our Common Stock on the date of exercise, (iv) to the extent provided in the applicable option agreement or approved by our Board, by any other lawful means, or (v) any combination of the foregoing.

Limitation on Repricing of Options; Other Limitations. With respect to options, unless such action is approved by stockholders or permitted under the terms of the 2014 Stock Incentive Plan in connection with certain changes in capitalization and reorganization events, we may not (i) amend any outstanding option granted under the 2014 Stock Incentive Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option, (ii) cancel any outstanding option (whether or not granted under the 2014 Stock Incentive Plan) and grant in substitution therefor new Awards under the 2014 Stock Incentive Plan (other than certain Awards granted in connection with our merger or consolidation with, or acquisition of, another entity, covering the same or a different number of shares of Common Stock and having an exercise price or measurement price per share lower than the then-current exercise price per share of the cancelled option, (iii) cancel in exchange for a cash payment any outstanding option with an exercise price per share above the then-current fair market value of our Common Stock, or (iv) take any other action under the 2014 Stock Incentive Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq. No option granted under the 2014 Stock Incentive Plan shall contain any provision entitling the grantee to the automatic grant of additional options in connection with any exercise of the original option or provide for the payment or accrual of dividend equivalents.

Restricted Stock Awards. We may issue Awards entitling recipients to acquire shares of our Common Stock subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. We refer to these Awards as Restricted Stock. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by us with respect to a share of Restricted Stock shall be paid to the participant (without interest) only if and when such shares of Restricted Stock become free from any applicable restrictions on transferability and forfeitability.

Performance Awards. Restricted Stock granted under the 2014 Stock Incentive Plan may be made subject to achievement of performance goals. We refer to these types of Awards as Performance Awards. Such performance measures (i) may vary by participant and may be different for different Awards; and (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the GNC Committee. The GNC Committee may adjust downwards, but not upwards, the number of shares payable pursuant to such Awards and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of the Company. Dividend equivalents with respect to Performance Awards will be subject to the same restrictions on transfer and forfeitability as the underlying Performance Award.

Transferability of Awards

Except as the Board may otherwise determine or provide in an Award in connection with certain gratuitous transfers, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant. A participant’s rights to sell Common Stock may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters. Without derogating from the scope of the above, the Committee may designate certain periods, at its reasonable discretion, with respect to all or certain groups of participants and/or with respect to all or certain types of awards, during which the vesting and/or exercise of awards and/or sale of Common Stock shall be restricted or prohibited, including without limitation, in order to comply with applicable laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s shares are traded (“Blackout Periods”). During such Blackout Periods, participants will not be able to exercise the options (or other awards) and/or receive and/or sell the Common Stock held by or on behalf of the participants and the Company shall not bear any liability to participants for any claim, loss or liability that may result from such restrictions.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and of our present or future parent or subsidiary corporations and any other business venture in which the Company has a controlling interest (as determined by our Board) are eligible to be granted Awards under the 2014 Stock Incentive Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. As of April 30, 2025, approximately 6 non-employee directors, 5 executive officers and 20 employees who are not executive officers would be eligible to receive Awards under the 2014 Stock Incentive Plan upon approval, including our executive officers and non-employee directors. As of April 30, 2025, no consultants would be eligible to receive Awards under the 2014 Stock Incentive Plan upon approval. The granting of Awards under the 2014 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above.

Administration

Our Board administers the 2014 Stock Incentive Plan and is authorized to grant Awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2014 Stock Incentive Plan and to construe and interpret the provisions of the 2014 Stock Incentive Plan and any Award agreements entered into under the 2014 Stock Incentive Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the 2014 Stock Incentive Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency.

Pursuant to the terms of the 2014 Stock Incentive Plan, our Board may delegate authority under the 2014 Stock Incentive Plan to one or more committees or subcommittees of our Board. Our Board has authorized the GNC Committee to administer certain aspects of the 2014 Stock Incentive Plan, including the granting of awards to directors and executive officers. The GNC Committee, with the input of management, selects the recipients of Awards and determines, in addition to other items, and subject to the terms of the 2014 Stock Incentive Plan:

●	the number of shares of Common Stock covered by Awards and the terms and conditions of such Awards, including the dates upon which such Awards become exercisable or otherwise vest;

●	the exercise price of Awards;

●	the effect on Awards of a change in control of Brainstorm Cell Therapeutics Inc.; and

●	the duration of Awards.

To the extent permitted by applicable law, our Board may delegate to one or more of our officers the power to grant stock options and certain Awards to our employees or non-executive officers and to exercise such other powers under the 2014 Stock Incentive Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant. No officer shall be authorized to grant Awards to any of our executive officers.

Awards to non-employee directors will only be granted and administered by a committee, all the members of which are independent as defined by Section 5605(a)(2) of the Nasdaq listing rules.

The Board may at any time provide that any Award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, except as otherwise provided under the terms of the 2014 Stock Incentive Plan in the case of Performance Awards.

Except as otherwise provided under the 2014 Stock Incentive Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and our Board need not treat participants uniformly. Our Board shall determine the effect on an Award of the disability, death, retirement, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights under the Award.

We are required to make equitable adjustments (in the manner determined by our Board) to the number and class of securities available under the 2014 Stock Incentive Plan, the share counting rules and sub-limits set forth in the 2014 Stock Incentive Plan, and any outstanding Awards under the 2014 Stock Incentive Plan to reflect stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our Common Stock other than ordinary cash dividends.

All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest on the 2014 Stock Incentive Plan or in any Award.

Except as otherwise provided under the 2014 Stock Incentive Plan with respect to repricing outstanding stock options, Performance Awards or actions requiring stockholders approval, our Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2014 Stock Incentive Plan or the change is otherwise permitted under the terms of the 2014 Stock Incentive Plan in connection with a change in capitalization or reorganization event.

Reorganization Events

Under the 2014 Stock Incentive Plan, if a reorganization event, which is defined as (a) a merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or resulting in the Company being the surviving entity and there is a change in the ownership of Common Stock of the Company, such that another person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company’s securities by virtue of the transaction, (b) a sale of all or substantially all of the assets or shares of the Company to another entity, or (c) any liquidation or dissolution of the Company, occurs, our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between a participant and us): (A) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (B) upon written notice to a participant, provide that all of the participant’s unexercised Awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (C) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such reorganization event, (D) in the event of a reorganization event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (X) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (Y) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (E) provide that, in connection with our liquidation or dissolution, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (F) any combination of the foregoing. Our Board is not obligated to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding Restricted Stock shall inure to the benefit of our successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a participant and us, either initially or by amendment.

Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between the participant and us, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

Our Board may from time to time establish one or more sub-plans under the 2014 Stock Incentive Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. Our Board shall establish such sub-plans by adopting supplements to the 2014 Stock Incentive Plan containing any limitations on our Board’s discretion under the 2014 Stock Incentive Plan as our Board shall deem necessary or desirable and any additional terms and conditions not otherwise inconsistent with the 2014 Stock Incentive Plan that our Board shall deem necessary or desirable. All supplements adopted by our Board shall be deemed to be part of the 2014 Stock Incentive Plan, but each supplement shall apply only to participants within the affected jurisdiction.

Amendment or Termination

Our Board may amend, suspend or terminate the 2014 Stock Incentive Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of the Nasdaq be made effective unless and until our stockholders approve such amendment; and (ii) if the Nasdaq amends its rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the rules of the Nasdaq, no amendment to the 2014 Stock Incentive Plan (A) materially increasing the number of shares authorized under the 2014 Stock Incentive Plan (other than as provided for in the 2014 Stock Incentive Plan in connection with substitute Awards, changes in capitalization or reorganization events), (B) expanding the types of Awards that may be granted under the 2014 Stock Incentive Plan, or (C) materially expanding the class of participants eligible to participate in the 2014 Stock Incentive Plan shall be effective unless and until our stockholders approve such amendment. In addition, if at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2014 Stock Incentive Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the 2014 Stock Incentive Plan at the time the amendment is adopted, provided that the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2014 Stock Incentive Plan.

Effective Date and Term of 2014 Stock Incentive Plan

The 2014 Stock Incentive Plan initially became effective on August 14, 2014, the date the plan was initially approved by our stockholders. Under the terms of the 2014 Stock Incentive Plan, as amended by the Amendment No. 4 approved by our stockholders on September 16, 2024, no awards may be granted under the 2014 Stock Incentive Plan after August 14, 2034, unless earlier terminated pursuant to the terms of amended 2014 Stock Incentive Plan.

Federal Income Tax Information

The following discussion outlines generally the U.S. federal income tax consequences of participation in the 2014 Stock Incentive Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2014 Stock Incentive Plan.

Non-Qualified Options (nonstatutory stock options). A participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of our common stock on the date the option is exercised over the price paid for our common stock, and we will then be entitled to a corresponding deduction. Depending upon the period shares of our common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

Incentive Stock Options. A participant who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells our common stock purchased pursuant to the option. The participant will be taxed on the difference between the price he or she paid for our common stock and the amount for which he or she sells our common stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the participant will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and we will not get a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Stock Awards. A participant will not be taxed upon the grant of a stock award if such award is not transferable by the participant or is subject to a “substantial risk of forfeiture,” as defined in the Code. However, when the shares of our common stock that are subject to the stock award are transferable by the participant or are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and we will then be entitled to a corresponding deduction. However, if a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and we also will be entitled to a corresponding deduction at that time.

Other Awards. A participant will not recognize income upon the grant of certain equity incentives such as performance awards or dividend equivalent rights. Generally, at the time a participant receives payment under any such award, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of our common stock received, and we will then be entitled to a corresponding deduction.

Summary of the 2014 Global Share Option Plan (as amended)

Administration. The 2014 Global Share Option Plan (the “2014 Global Plan”) is administered by our Board. Pursuant to the terms of the 2014 Global Plan, our Board may delegate authority under the 2014 Global Plan to our GNC Committee. Our Board has authorized the GNC Committee to administer certain aspects of the 2014 Global Plan, including the granting of awards to directors and executive officers.

Participation. The 2014 Global Plan provides that the persons eligible for participation in the 2014 Global Plan shall include employees, officers, directors, and/or service providers such as consultants, or advisers of the Company or any affiliate, or any other person who is not an employee (also referred to as non-employee). As of April 30, 2025, approximately 6 non-employee directors, 5 executive officers and 20 employees who are not executive officers and no consultants would be eligible to receive Awards under the 2014 Global Plan upon approval, including our executive officers and non-employee directors. As of April 30, 2025, no consultants would be eligible to receive Awards under the 2014 Stock Incentive Plan upon approval. In determining the eligibility of an individual to be granted awards pursuant to the 2014 Global Plan, as well as in determining the number of awards to be granted to any individual, the GNC Committee takes into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of the individual’s service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the GNC Committee deems relevant.

Terms and Provisions of Options. Options granted under the 2014 Global Plan are exercisable at such times and during such period as is set forth in the award agreement, and shall terminate upon the earlier of (i) the date set forth in the award agreement, (ii) the expiration of ten years from the date of grant, or (iii) the expiration of any extended period in any of the events set forth below. The award agreement may contain such provisions and conditions as may be determined by the GNC Committee. The option exercise price for each share subject to an option shall be determined by the GNC Committee in its sole and absolute discretion in accordance with applicable law (and may be less than fair market value, subject to applicable law), subject to any guidelines as may be determined by the Board from time to time. The exercise price shall be payable upon the exercise of an option in cash, check, or wire transfer.

An option or any right with respect thereto of any optionee to exercise an option granted under the 2014 Global Plan is not assignable or transferable, nor may it be given as collateral nor may any right with respect thereto be given to a third party whatsoever, other than by will or the laws of descent and distribution, or as specifically otherwise allowed under the 2014 Global Plan. Moreover, during the lifetime of the optionee, each and all of such optionee’s rights to purchase shares under the 2014 Global Plan shall be exercisable only by the optionee.

In the event of a termination of optionee’s employment or service, all options granted to such optionee shall immediately expire. Notwithstanding the foregoing and unless otherwise determined in the optionee’s award agreement, an option may be exercised after the date of termination as follows: if the termination is without cause, the unexpired vested options still in force may be exercised within a period of three (3) months after the date of such termination; if such termination of employment is the result of death or disability, the vested unexpired options still in force may be exercised within a period of twelve (12) months after such date of termination; if such termination of employment or service is for cause, any outstanding unexercised option will immediately expire and terminate, and the optionee shall not have any right in respect thereof. In no event shall an option be exercisable after the date upon which it expires by its terms. The GNC Committee has the authority to extend the term of all or part of the vested options beyond the date of such termination for a period not to exceed the period during which the options by their terms would otherwise have been exercisable.

Restricted Stock. Restricted stock and other equity-based awards may be issued to all participants either alone or in addition to other awards granted under the 2014 Global Plan. Such awards will be subject to such conditions and restrictions as the GNC Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price (if any) of shares of restricted stock will be determined by the GNC Committee. If the performance goals and other restrictions are not attained, the grantee will automatically forfeit their awards of restricted stock to the Company.

Merger; Acquisition; Reorganization. The 2014 Global Plan provides that in the event of a merger, acquisition, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or resulting in the Company being the surviving entity and there is a change in the ownership of Shares of the Company, such that another person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company’s securities by virtue of the transaction or in the event of a sale of all or substantially all of the assets or shares of the Company to another entity (a “Transaction”) the unexercised or restricted portion of each award shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the successor corporation (or a parent or subsidiary of the successor corporation) as were distributed to the stockholders of the Company in connection with the Transaction. In the case of such assumption and/or substitution of awards, appropriate adjustments shall be made to the exercise price so as to reflect such award and all other terms and conditions of the award agreements, all subject to the determination of the GNC Committee or the Board, which determination shall be in their sole discretion and final. In the event of a Transaction where the outstanding awards are not assumed or substituted, the GNC Committee may, in its discretion, provide for the following: (i) that the vesting of all or a portion of the outstanding awards be accelerated so that any unvested or restricted award or the relevant portion thereof shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Transaction or on another date and/or dates or at an event and/or events as the GNC Committee shall determine at its sole and absolute discretion; (ii) that all or a portion or certain categories of the outstanding unexercised or restricted awards be cancelled upon the actual consummation of the Transaction, and instead the holders thereof will receive monetary or other consideration, in the amount and under the terms determined by the GNC Committee at it sole and absolute discretion; or (iii) that an adjustment or interpretation of the terms of the awards shall be made in order to facilitate the Transaction and/or otherwise as required in context of the Transaction.

The 2014 Global Plan further provides that in the event that the outstanding shares shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split or reverse share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of shares subject to the 2014 Global Plan or subject to any awards theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate exercise price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding shares. Upon the occurrence of any of the above, the class and aggregate number of shares issuable pursuant to the 2014 Global Plan, in respect of which awards have not yet been exercised, shall be appropriately adjusted.

Upon voluntary dissolution or liquidation of the Company, the Company shall immediately notify all unexercised award holders of such voluntary liquidation, and the award holders shall then have ten (10) days to exercise any unexercised vested options or vested award held by them at that time. Upon the expiration of such ten-day period, all remaining outstanding awards will terminate immediately.

Limitations; Blackout Periods. The 2014 Global Plan provides that each participant’s rights to sell shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the participant unconditionally agrees and accepts any such limitations. The GNC Committee may designate certain periods, at its reasonable discretion, with respect to all or certain groups of participants and/or with respect to all or certain types of awards, during which the vesting and/or exercise of awards and/or sale of shares shall be restricted or prohibited, including without limitation, in order to comply with applicable laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s shares are traded (“Blackout Periods”). During such Blackout Periods, participants will not be able to exercise the options (or other awards) and/or receive and/or sell the shares held by or on behalf of the participants and the Company shall not bear any liability to participants for any claim, loss or liability that may result from such restrictions.

Termination and Amendment. The 2014 Global Plan initially became effective on July 9, 2014, the date the plan was initially approved by our stockholders. Under the terms of the 2014 Global Plan, as amended by the Amendment No. 4 approved by our stockholders on September 16, 2024, no awards may be granted under the 2014 Global Plan after July 9, 2034, unless earlier terminated pursuant to the terms of 2014 Global Plan. The Board may at any time terminate or suspend the 2014 Global Plan or make such modification or amendment as it deems advisable; provided, however, that no amendment, alteration, suspension or termination of the 2014 Global Plan shall impair the rights of any participant, unless mutually agreed otherwise by the participant and the Company. Termination of the 2014 Global Plan prior to the termination date, if approved, shall not affect the Board’s ability to exercise the powers granted to it thereunder with respect to awards granted under the 2014 Global Plan prior to the date of such earlier termination. The Company shall obtain the approval of the Company’s stockholders for amendment to the 2014 Global Plan if stockholders’ approval is required under any applicable law or if stockholders’ approval is required by any authority or by any governmental agencies or national securities exchanges.

Israeli Appendix and Tax Matters

Section 102 of the Israeli Income Tax Ordinance (New Version), 1961, as amended (the “Section 102”; “Tax Ordinance”, respectively) shall apply to allocation of Awards and/or shares to employees, directors and office holders, but excluding controlling shareholders (as defined in Section 32(9) of the Ordinance) (the “Employees”). Awards granted under Section 102 may be classified as Approved 102 Award to be held by a trustee for the benefit of the Employees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Trustee”; “Holding Period”, respectively) or as Unapproved 102 Award, without a trustee. The Trustee is appointed by the Company and approved by the Israeli Tax Authorities. Under the trustee track, the trustee may not release any Approved 102 Awards or shares allocated or issued upon exercise of Approved 102 Awards prior to the end of the Holding Period and the full payment of participant’s tax liabilities arising from Approved 102 Awards which were granted to him and/or any shares allocated or issued upon exercise of such Awards. With respect to any Approved 102 Award, a participant shall not sell or release from trust any share received upon the exercise of an Approved 102 Award and/or any share received subsequently following any realization of rights, including bonus shares, until the lapse of the Holding Period described above. If any such sale or release shall occur during the Holding Period the sanctions under Section 102 shall apply and shall be borne by such participant. Approved 102 Awards may either be classified as “ordinary income award” or “capital gains award”. The classification of the type of awards as “ordinary income award” or “capital gain award” depends on the election made by the Company prior to the date of grant, and obligates the Company to grant such type of award to all of its Employees for a period of one year following the year during which the elected type of awards were first granted.

We expect to grant Awards to our Employees as Approved 102 Awards under the capital gain track. The 2014 Global Plan and the relevant election will be appropriately filed with the Israeli tax authorities at least 30 days before the grants of Approved 102 Awards are made. Under such track, the Employee will be taxed at capital gain rates upon the sale of shares received following the exercise of such awards or upon release of such shares from trust, whichever is earlier, provided that the conditions of the “capital gains track” are met.

Equity Compensation Plan Information

The following table summarizes certain information regarding our equity compensation plans as of December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted Average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders:	86,359	(2)	$34.5494	(3)	585,379	(3)
Equity compensation plans not approved by security holders:	-		-		-
Total	86,359		$34.5494		585,379	(1)

(1)  Includes 86,359 shares of common stock issuable upon the exercise of outstanding options only.

(2) Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(3) A total of 671,738 shares of our Common Stock are reserved for issuance in aggregate under the Equity Plans and the Prior Plans. Any awards granted under either the 2014 Global Plan or the 2014 U.S. Plan will reduce the total number of shares available for future issuance under the other plan.

We believe strongly that the approval of the Plan Amendments is essential to our continued success. Our employees and directors are among our most valuable assets. Stock options and other awards such as those provided under the 2014 Plans are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards are also crucial to our ability to motivate employees to achieve our goals and to retain qualified directors. Our Board approved the Plan Amendments, subject to stockholder approval. If the stockholders do not approve Proposal No. 4 amending the 2014 Plans, our ability to grant any further options to our employees and members of our Board or make any further awards of stock will be severely impaired. This could adversely impact our ability to attract, retain and motivate current and prospective employees and members of the Board. For the reasons stated above, the stockholders are being asked to approve amending the 2014 Plans.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE 2014 PLANS, TO INCREASE THE SHARED POOL OF SHARES AVAILABLE FOR ISSUANCE UNDER THE COMPANY’S 2014 PLANS BY 2,000,000 ADDITIONAL SHARES (FROM 906,666 TO 2,906,666) OF COMMON STOCK.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of Board

The Board has determined that each of Prof. Frenkel, Dr. Arbel, Dr. Polverino, Dr. Bairu and Mr. Naor satisfy the criteria for being an “independent director” under the standards of the Nasdaq and have no material relationships with the Company other than by virtue of service on the Board. Mr. Yablonka and Dr. Lindborg are not considered “independent directors.”

The Board is comprised of a majority of independent directors and the GNC Committee and Audit Committee are comprised entirely of independent directors.

Board Leadership Structure

On March 30, 2020, the Board elected Prof. Frenkel to serve as Chairperson of the Board. The Chairperson presides at all Board meetings. The Chairperson’s role and responsibilities include maintaining an active relationship with the Chief Executive Officer, participating in preparation for Board meetings (suggesting agenda items as appropriate), serving as a supplemental channel for communications between Board members and the Chief Executive Officer and providing counsel to individual directors on the performance of their duties. The position of Chair and Chief Executive Officer are separate. Together, the Chairperson and Chief Executive Officer provide strategic guidance and oversight to the Company. The Board believes that Prof. Frenkel serving as Chairperson is optimal because it will provide the Board with strong and consistent leadership, and the other members of the Board bring various perspectives and opinions. Taken together, the Board believes that this leadership structure provides an appropriate balance of experienced leadership, independent oversight and management input.

Risk Management and Oversight Process

The Board takes an active role, as a whole and at the committee level, in overseeing management of our Company’s risks. Generally, the entire Board, the Audit Committee and the GNC Committee are involved in overseeing risks associated with the Company and monitor and assess those risks in reviews with management and with the Company’s outside advisors and independent registered public accounting firm. The Audit Committee reviews regulatory risk, operational risk and enterprise risk, particularly as they relate to financial reporting, on a regular basis with management, the Company’s independent registered public accounting firm and the Company’s outside consultants and advisors. In its regular meetings, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The GNC Committee monitors the Company’s governance and succession risk by reviewing with management and outside advisors. The GNC Committee also monitors Chief Executive Officer succession and the Company’s compensation policies and related risks by reviews with management. The GNC Committee periodically reviews our compensation programs for employees to assure that these programs do not create risks that are reasonably likely to have a material adverse effect on the company.

Insider Trading Policy and Anti-Hedging and Anti-Pledging Policies

We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards that apply to us. We have filed this policy as an Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, with regard to our trading in our own securities, it is our policy to comply with the applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in our securities.

Pursuant to our insider trading policy, all Brainstorm personnel are strictly prohibited from engaging in “short sales” of securities of Brainstorm (sales of securities that are not then owned), and are prohibited from buying or selling, directly or indirectly, in the over-the-counter market, through an exchange or otherwise, options to purchase or sell securities of Brainstorm (i.e., puts, calls, straddles, etc.). Brainstorm believes that trading in options signals to the market and regulatory authorities that the individual engaged in such trading may possess material non-public information. Even if the individual is not trading on material non-public information, Brainstorm seeks to avoid even the appearance of impropriety. All Brainstorm personnel are also prohibited from trading of other derivative securities, the value of which is derived from the value of the Common Stock of Brainstorm. Further, all transactions in securities of Brainstorm (including option exercises, gifts, loans, pledges, hedges, contributions to a trust or any other transfer) by members of the Board, executive officers and employees who directly report to the Chief Executive Officer or the Interim Chief Financial Officer, must be approved in advance by the Company’s Interim Chief Financial Officer.

Code of Conduct

On May 27, 2005, our Board adopted a Code of Conduct that applies to, among other persons, members of our Board, officers and employees. A copy of our Code of Conduct is posted on the page titled “Corporate Governance” on our website at www.brainstorm-cell.com/documents-charters. We intend to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Conduct applicable to our Principal Executive Officer or our senior financial officers (Principal Financial Officer and Controller or Principal Accounting Officer, or persons performing similar functions) by posting such information on our website.

Compensation Recovery Policy

In accordance with the requirements of the SEC and Nasdaq listing rules, our Board adopted a compensation recovery policy on November 13, 2023, retroactively effective as of October 2, 2023. The compensation recovery policy provides that in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we will seek to recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.

Board Meetings

The Board held two (2) meetings during the fiscal year ended December 31, 2024. During the fiscal year ended December 31, 2024, each incumbent director attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served. The Company’s directors are encouraged to attend the Annual Meeting. All of the Company’s directors attended the prior year’s annual meeting.

Committees of the Board

Audit Committee

On February 7, 2008, the Board established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which assists the Board in fulfilling its responsibilities to stockholders concerning our financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board, outside auditors and management. The Audit Committee discusses with management and our outside auditors the financial information developed by us, our systems of internal controls and our audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of management) to review and discuss various matters pertaining to the audit, including our financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by us. The Audit Committee preapproves all audit services to be provided to us, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by the independent auditor. The Audit Committee coordinates the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board has adopted a written charter for the Audit Committee, which is available in the corporate governance section of our website at www.brainstorm-cell.com.

The Audit Committee currently consists of Mr. Naor (Chair), Dr. Bairu and Dr. Arbel, each of whom is independent within the meaning of the Nasdaq rules and Rule 10A-3 under the Exchange Act. The Board has determined that Mr. Naor is an “audit committee financial expert” as defined under the applicable rules of the SEC. The Audit Committee held four meetings during the fiscal year ended December 31, 2024. The Audit Committee operates under a written charter which is available on our website at www.brainstorm-cell.com. The Audit Committee’s responsibilities include, among other things:

●	appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor;

●	taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditor;

●	setting the compensation of the independent auditor;

●	preapproving all audit services to be provided to the Company, and all other services to be provided to the Company by the independent auditor;

●	overseeing the work of the independent auditor;

●	reviewing and discussing with the Company’s management and independent auditor the Company’s audited financial statements;

●	recommending whether the Company’s audited financial statements be included in our Annual Report on Form 10-K;

●	preparing an annual report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting;

●	coordinating the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct;

●	reviewing all related party transactions, and approving all such transactions; and

●	engaging and paying such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.

GNC Committee

On June 27, 2011, the Board established the standing GNC Committee, which assists the Board in fulfilling its responsibilities relating to (i) compensation of the Company’s executive officers, (ii) the director nomination process and (iii) reviewing the Company’s compliance with SEC corporate governance requirements. The Board has adopted a written charter for the GNC Committee, which is available in the corporate governance section of our website at www.brainstorm-cell.com.

The GNC Committee currently consists of Dr. Arbel (Chair), Dr. Polverino and Mr. Naor, each of whom is independent as defined under applicable Nasdaq listing standards. The GNC Committee held three meetings during the fiscal year ended December 31, 2024. The GNC Committee operates under a written charter which is available on our website at www.brainstorm-cell.com. The GNC Committee’s responsibilities include, among other things:

●	periodically reviewing the Company’s corporate governance guidelines and recommending any amendments to the Board for approval;

●	overseeing an annual self-evaluation by the Board and each committee and

●	periodically conducting an evaluation of the Company’s senior executives;

●	reviewing all stockholder proposals submitted to the Company, including any proposal relating to candidates for nominations to the Board, and recommending to the Board appropriate action on each one;

●	identifying and recommending to the Board any person to be nominated by the Board for election as a director and any person to be elected by the Board or to be nominated by the Board for election by stockholders to fill any vacancies on the Board;

●	reviewing the composition and size of the Board to ensure that the backgrounds and qualifications of directors considered as a group provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities;

●	evaluating the performance of any existing directors proposed for nomination for reelection and such directors’ continuing qualification under the Company’s criteria for director nominees;

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer;

●	evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and setting the Chief Executive Officer’s compensation level based on this evaluation;

●	reviewing and approving the compensation of the Company’s other executive officers;

●	periodically reviewing and making recommendations to the Board with respect to incentive compensation plans and equity-based plans;

●	exercising the rights, authority and functions of the Board under the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans;

●	periodically reviewing and making recommendations to the Board with respect to director compensation; and

●	preparing a compensation committee report if and when required by SEC rules.

The GNC Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation, but may invite the Chief Executive Officer to be present during the approval of, or deliberations with respect to, other executive officer compensation.

The GNC Committee identifies candidates for director nominees in consultation with management and the independent members of the Board, through the use of search firms or other advisers, through the recommendations submitted by stockholders, or through such other methods as the GNC Committee deems to be helpful to identify candidates. Once candidates have been identified, the GNC Committee confirms that the candidates meet the independence requirements and qualifications for director nominees established by the Board. The GNC Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the GNC Committee deems to be helpful in the evaluation process. The GNC Committee meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Upon selection of a qualified candidate, the GNC Committee would recommend the candidate for consideration by the full Board.

In considering whether to include any particular candidate in the Board’s slate of recommended director nominees, the Board will consider the candidate’s integrity, education, business acumen, knowledge of the Company’s business and industry, age, experience, diversity, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Board believes that experience as a leader of a business or institution, sound judgment, effective interpersonal and communication skills, strong character and integrity, and expertise in areas relevant to our business are important attributes in maintaining the effectiveness of the Board. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite to be selected as a nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholder Communication with the Board

Under the Company’s Shareholder Nominations and Communications Policy, stockholders may also send written communications to the Board or any individual members, to the attention of the Company’s Secretary at the Company’s offices, 1325 Avenue of Americas, 28th Floor, New York, NY 10019. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, personal grievances, matters as to which the Company tends to receive repetitive or duplicate communications, or patently offensive or otherwise inappropriate material.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

Family Relationships

There are no family relationships between the executive officers or directors of the Company.

Involvement in Certain Legal Proceedings

From time to time, we may become involved in litigation relating to claims arising out of operations in the normal course of business, which we consider routine and incidental to our business.

Between November 1, 2023 and April 12, 2024, five lawsuits were filed in the U.S. District Court for the Southern District of New York by purported shareholders of the Company.

On November 1, 2023, a purported shareholder of the Company filed a putative securities class action complaint against the Company and certain of its officers, captioned Sporn v. Brainstorm Cell Therapeutics Inc., et al., Case No. 1:23-cv-09630 (the “Securities Complaint”), in the United States District Court for the Southern District of New York (the “Securities Action”). The Lead Plaintiff filed an Amended Complaint on April 1, 2024; the Amended Complaint adds a former officer as an individual defendant. The Amended Complaint in the Securities Action alleges violations of Sections 10(b) of the Securities and Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder against all defendants and control person violations of Section 20(a) against the individual defendants, relating to NurOwn® for the treatment of ALS, the Company’s submissions to and communications with the FDA in support of the approval of NurOwn® for the treatment of ALS, and the prospects of future approval of NurOwn® by the FDA. The Securities Action seeks, among other things, damages in connection with an allegedly inflated stock price between February 18, 2020 and September 27, 2023, as well as attorneys’ fees and costs. The Company and individual defendants moved to dismiss the Amended Complaint on May 31, 2024; plaintiffs opposed the motion to dismiss on July 31, 2024; and the Company and individual defendants’ filed a reply in support of their motion to dismiss on September 17, 2024. The court may, in its discretion, either hold an oral argument or issue a ruling on the motion to dismiss based upon the parties’ briefing.

On February 14, 2024, February 15, 2024, March 21, 2024, and April 12, 2024 four purported shareholders of the Company filed derivative action complaints against the Company as nominal defendant and certain of its officers, current and former directors, and members of its scientific advisory board, captioned Porteous v. Lebovits, et al., Case No. 1:24-cv-01095; Andrev v. Lebovits, et al., Case No. 1:24-cv-1101; and Holtzman v. Lebovits, et al., Case No. 1:24-cv-02139, and Hamby v. Lebovits, et al., Case No. 1:24-cv-02811 (the “Derivative Complaints”) in the United States District Court for the Southern District of New York (the “Derivative Actions”). On April 25, 2024, the Court consolidated the Derivative Actions into a consolidated action captioned In Re Brainstorm Cell Therapeutics, Inc. Derivative Litigation, Case No. 1:24-cv-01095-DEH (the “Consolidated Derivative Action”), and appointed Co-Lead Counsel. All substantive deadlines in the Consolidated Derivative Action are currently stayed pending the court’s decision on the motion to dismiss in the Securities Action. Plaintiffs have not yet filed a consolidated complaint; the Derivative Actions, brought on behalf of the Company, each assert state law claims for breach of fiduciary duty and unjust enrichment against the individual defendants. The complaints in Holtzman and Hamby also assert state law claims against the individual defendants for abuse of control, gross mismanagement, corporate waste, a claim against the individual defendants for violations of Section 14(a) of the Securities and Exchange Act of 1934, as amended, and a claim against two officer defendants for contribution under Sections 10(b) and 21D of the Exchange Act. The Derivative Complaints allege that the individual defendants breached their fiduciary duties and duties under the Exchange Act in connection with the Company’s internal controls relating to, as with the allegations in the Securities Complaint, NurOwn® for the treatment of ALS, the Company’s submissions to and communications with the FDA in support of the approval of NurOwn® for the treatment of ALS, and the prospects of future approval of NurOwn® by the FDA their actions or omissions could not have been a good faith exercise of prudent business. The Derivative Actions seek among other things, monetary damages and disgorgement of performance-based compensation granted in connection with an allegedly inflated stock price between August 15, 2022 and September 27, 2023, as well as attorneys’ fees and costs.

On November 22, 2024, 3D Communications, LLC filed a lawsuit against the Company in the U.S. District Court for the District of Delaware, captioned 3D Communications, LLC v. Brainstorm Cell Therapeutics, Inc., Case No. 1:24-cv-01286. The Complaint in this lawsuit brings a claim for breach of contract, and alleges that 3D Communications, LLC provided certain consulting and other services to the Company relating to a master services agreement and statement of work, and the Company has not timely paid the corresponding invoices. The Company has filed an Answer to the Complaint, and the Court has entered a scheduling order, which sets the following deadlines: amended pleadings due by 6/27/2025, fact discovery completed by 10/31/2025, and dispositive motions due by 1/30/2026. 3D Communications, LLC seeks monetary damages relating to the master services agreement and statement of work, as well as attorneys’ fees and costs. 3D Communications, LLC seeks monetary damages relating to the master services agreement and statement of work, as well as attorneys’ fees and costs.

The Company intends to vigorously defend against the lawsuits.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Executive Officers

Set forth below is a summary description of the principal occupation and business experience of each of the Company’s current executive officers.

Name	Age	Position
Mr. Chaim Lebovits	54	Chief Executive Officer
Ms. Alla Patlis, CPA, MBA	38	Interim Chief Financial Officer and Controller
Mr. Uri Yablonka	48	Executive Vice President, Chief Business Officer, Secretary and Director
Dr. Hartoun Hartounian	64	Executive Vice President and Chief Operating Officer
Dr. Ibrahim B. Dagher	55	Executive Vice President and Chief Medical Officer

Mr. Chaim Lebovits has served as our Chief Executive Officer since September of 2015, and has served as our President since January 2023. Mr. Lebovits joined the Company as President in connection with his arrangement of an equity investment by ACC BioTech in the Company in July 2007. On August 1, 2013, the Company appointed Mr. Lebovits as its Principal Executive Officer, and he assumed the duties and responsibilities of the Chief Executive Officer on an interim basis until June 2014. During his tenure with the Company, Mr. Lebovits has been instrumental in the various capital raises undertaken by the Company and in his capacity as President Mr. Lebovits managed relatively low burn rates and was very instrumental in the major decisions of the Company’s focus and direction, including the decision to focus on Amyotrophic Lateral Sclerosis (“ALS”, also known as Lou Gehrig’s Disease) as a first indication. Mr. Lebovits led efforts to attract the clinical sites first in Israel and later in the United States, building strong relationships for the Company with many leading Key Opinion Leaders and Centers of Excellence for ALS in the United States. Mr. Lebovits controls ACC Holdings International, and its subsidiaries including ACC BioTech, which is focused on the biotechnology sector. He has been at the forefront of natural resource management and has spent years leading the exploration and development of resources in Israel and served as a member of the boards of directors of several companies in the industry. Mr. Lebovits has also held senior positions for the worldwide Chabad Lubavitch organization, the largest Jewish organization in the world today.

Ms. Alla Patlis joined the Company in December 2012 as Controller. From May 2015 to July 2015, November 2016 to November 2017, July 2019 to September 2019 and September 2021 to present, the Company appointed Ms. Patlis as its Interim Chief Financial Officer during the search for a new Chief Financial Officer, and she currently serves in that capacity. Prior to joining the Company, from 2010 to December 2012, Ms. Patlis was Audit Senior of technology, media and telecommunications industries at Brightman Almagor Zohar & Co. (Certified Public Accountants, A Member of Deloitte Touche Tohmatsu Limited). Ms. Patlis holds an MBA and a Bachelor’s degree in Accounting & Economics from Tel Aviv University.

Mr. Uri Yablonka joined the Company in June 2014 as Chief Operating Officer and as a member of the Board. In March 2017 he was appointed Executive Vice President, Chief Business Officer and ceased to serve as the Company’s Chief Operating Officer. Prior to joining the Company, beginning in 2010, Mr. Yablonka served as owner and General Manager of Uri Yablonka Ltd., a business consulting firm. From January 2011 to May 2014, he served as Vice President, Business Development at ACC International Holdings Ltd. (“ACC International”), an affiliate of ACCBT Corp. Prior to his role in ACC International, Mr. Yablonka served as Senior Partner of PM-PR Media Consulting Ltd. from 2008 to January 2011, where he led public relations and strategy consulting for a wide range of governmental and private organizations. From 2002 to 2008, he served as a correspondent at the Maariv Daily News Paper, including extensive service as a Diplomatic Correspondent. Mr. Yablonka holds an LL.B from Ono Academic College and an LL.M from Bar-Ilan University, and is a member of the Israeli Bar Association. We believe that Mr. Yablonka’s skills and experience provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. His experience in business consulting and development and media experience are expected to be valuable to the Company in its current stage of growth and beyond, and his governmental experience can provide valuable insight into issues faced by companies in regulated industries such as ours. We believe that these skills and experiences qualify Mr. Yablonka to serve as a director and secretary of the Company.

Dr. Hartoun Hartounian joined the Company in June 2024 as Chief Operating Officer. Dr. Hartounian led BioCentriq from inception to its $73 million acquisition by GC Holdings (Korea), acting as its founder and serving as a member of its board of directors, as well as its Chief Executive Officer and President, from May 2022 to December 2023. He also served as BioCentriq’s General Manager from June 2015 to May 2022. Prior to that, he co-founded DiaVacs and served as a member of its board of directors and as its Chief Executive Officer from February 2013 to April 2015. Additionally, he was the founder and Chief Executive Officer of Allied Bioventures from September 2011 to February 2013. From November 2008 to September 2011, he was Chief Executive Officer, President and a member of the board of directors of Vyteris Inc., where he led the company through a successful turnaround, reorganization, merger and business transformation, positioning it for growth and success in the Contract Research Organization industry. Further, Dr. Hartounian has been an affiliated faculty member at the New Jersey Institute of Technology in the Department of Chemistry and Environmental Sciences since April 2020, as well as an adjunct faculty member in the Department of Chemical Engineering at Columbia University from March 2015 to May 2022. Dr. Hartounian holds a Ph.D. in Chemical Engineering and a minor in Biochemistry from the University of Delaware, an M.S. in Chemical Engineering from the University of California and a B.S. in Chemical Engineering from Arya-Mehr (Sharif) University of Technology.

Dr. Ibrahim B. Dagher joined the Company in July 2023 as the Chief Development Officer, and was promoted to the Chief Medical Officer in April 2024. Dr. Dagher has over twenty (20) years of experience in clinical research and development, with a proven track record of leading successful clinical trials and fostering innovation in drug development. Prior to joining Brainstorm he was Chief Medical Officer at Enveric Biosciences where he was responsible for defining the portfolio strategy and advancement of development plans toward regulatory approvals. He began his career in biopharmaceuticals as a medical scientist at GSK, and has served in leadership positions of science and medicine at companies such as Sanofi/Genzyme, and LabCorp/Covance. Dr. Dagher earned his medical degree at Bordeaux University and St. Joseph University School of Medicine, serving residencies in psychiatry and internal medicine at Boston University Medical Center

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain summary information with respect to the compensation paid during the fiscal years ended December 31, 2024 and 2023 earned by the individuals specified below (the “Named Executive Officers). In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Summary Compensation Table

					Stock	All Other
		Salary	Bonus		Awards	Compensation
Name and Principal Position	Year	($) (1)	($)		($) (2)	($)		Total ($)
Chaim Lebovits (*), Chief Executive Officer & President	2024	387,500	121,654	(3)	100,715	140,434	(4)	750,303
	2023	441,667	250,000	(5)	250,012	187,116		1,128,795
Dr. Ibrahim B. Dagher , Executive Vice President, Chief Medical Officer (6)	2024	294,000	103,750	(7)	71,855	28,973	(8)	498,578

Stacy Lindborg, Former Co-Chief Executive Officer (9)	2024	125,947	100,000	(10)	79,839	40,589	(11)	346,375
	2023	475,000	200,000	(12)	256,650	76,075		1,007,725
Uri Yablonka (*), Executive Vice President, Chief Business Officer, Secretary and Director	2024	151,390	-		36,111	78,637	(13)	266,138
	2023	164,780	-		-	82,275		247,055

(*)	Mr. Lebovits and Mr. Yablonka were paid in NIS; the amounts above are the U.S. dollar equivalent. The conversion rate used was the average of the 2024 and 2023 daily rates between the U.S. dollar and the NIS as published by the Bank of Israel, the central bank of Israel.

(1)	The amounts shown reflect the base salary earned for services in the applicable year. In November 2023, the Company reduced each executive officer’s base salary by thirty percent (30%) as part of a strategic realignment of the Company.

(2)	The amounts shown in the “Stock Awards” columns represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the Named Executive Officer during fiscal 2024 and fiscal 2023. ASC 718 fair value amount as of the grant date for stock awards generally is spread over the number of months of service required for the grant to vest.

(3)	During 2024, the Company paid Mr. Lebovits a discretionary cash bonus payment of $121,654 in recognition of his contributions to the Company’s performance in fiscal year 2024.

(4)	For 2024, includes (i) $55,593 in management insurance (which includes pension, disability insurance and severance pay), (ii) $28,964 towards such employee’s education fund, (iii) $11,101 for Israeli social security and (iv) $23,918 for use of a Company car. Also includes $20,858 in the form of a tax gross-up for these benefits.

(5)	During 2023, the Company paid Mr. Lebovits a discretionary cash bonus payment of $250,000 in recognition of his contributions to the Company’s performance in fiscal year 2023.

(6)	Dr. Dagher joined the Company in July 2023 as the Chief Development Officer, and was promoted to the Chief Medical Officer in April 2024.

(7)	During 2024, the Company paid Dr. Dagher a discretionary cash bonus payment of $103,750 in recognition of his contributions to the Company’s performance in fiscal year 2024.

(8)	For 2024, includes (i) $2,380 for income protection, (ii) $16,243 for government benefits and (iii) $10,350 for retirement benefits.

(9)	Ms. Lindborg’s employment with the Company began on June 1, 2020. Ms. Lindborg served as EVP, Chief Development Officer through January 3, 2023, when she was promoted to Co-Chief Executive Officer until resigning from the position effective from May 9, 2024.

(10)	During 2024, the Company agreed to pay Dr. Lindborg a discretionary cash bonus payment of $100,000 in recognition of her contributions to the Company’s performance in fiscal year 2024.

(11)	For 2024, includes (i) $19,102 for health benefits, (ii) $968 income protection, (iii) $13,724 for government benefits and (iv)$6,795 for retirement benefits.

(12)	During 2023, the Company paid Dr. Lindborg a discretionary cash bonus payment of $200,000 in recognition of her contributions to the Company’s performance in fiscal year 2023.

(13)	For 2024, includes (i) $24,630 in management insurance (which includes pension, disability insurance and severance pay), (ii) $11,354 towards such employee’s education fund, (iii) $11,069 for Israeli social security and (iv) $15,923 for use of a Company car. Also includes $15,661 in the form of a tax gross-up for these benefits.

Equity Grant Timing

The Board and GNC Committee do not have a set policy with regard to the timing of equity grants. However, neither the Board nor the GNC Committee currently takes material nonpublic information into account when determining the timing of equity award grants in order to take advantage of a depressed stock price or an anticipated increase in stock price. Similarly, it is the Company’s practice to not release material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. The Company did not grant any stock options, stock-appreciation rights or similar option-like instructions to any Named Executive Officer during 2024.

Executive Employment Agreements

Chaim Lebovits

On September 28, 2015, Chaim Lebovits, the Company’s Chief Executive Officer and President, and the Company’s wholly owned subsidiary Brainstorm Cell Therapeutics Ltd. (the “Subsidiary”), entered into an employment agreement, which was amended on March 7, 2016, July 26, 2017 and June 23, 2020 (as amended, the “Lebovits Employment Agreement”). Pursuant to the Lebovits Employment Agreement, Chaim Lebovits is paid a salary at the annual rate of $500,000 (the “Base Salary”). Mr. Lebovits also receives other benefits that are generally made available to the Subsidiary’s employees. In addition, he is provided with a cellular phone and a company car, with all costs including taxes borne by the Subsidiary.

Pursuant to the Lebovits Employment Agreement, Mr. Lebovits was granted a stock option under the Company’s 2014 Global Share Option Plan on September 28, 2015 for the purchase of up to 24,641 shares of the Company’s Common Stock at a per share exercise price of $36.75, which grant is fully vested and exercisable and shall be exercisable for a period of two (2) years after termination of employment. Pursuant to the Lebovits Employment Agreement, Mr. Lebovits will receive an annual cash bonus equal to fifty percent (50%) of his base salary.

Pursuant to the Lebovits Employment Agreement, Mr. Lebovits received on July 26, 2017, and is entitled to receive on each anniversary thereafter (provided he remains Chief Executive Officer), a grant of restricted stock under the Company’s 2014 Global Share Option Plan (or any successor or other equity plan then maintained by the Company) comprised of a number of shares of Common Stock with a fair market value (determined based on the price of the Common Stock at the end of normal trading hours on the business day immediately preceding the Effective Date according to Nasdaq) equal to thirty percent (30%) of Mr. Lebovits’ Base Salary. Each grant shall vest as to twenty-five percent (25)% of the award on each of the first, second, third and fourth anniversary of the date of grant, provided Mr. Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date. Each grant shall be subject to accelerated vesting upon a Change of Control (as defined in the Lebovits Employment Agreement) of the Company. In the event of Mr. Lebovits’ termination of employment, any portion of a grant that is not yet vested (after taking into account any accelerated vesting) shall automatically be immediately forfeited to the Company, without the payment of any consideration to Mr. Lebovits.

The Lebovits Employment Agreement contains termination provisions, pursuant to which if the Company terminates the Employment Agreement or Mr. Lebovits’ employment without Cause (as defined in the agreement) or if Mr. Lebovits terminates the employment agreement or his employment thereunder with Good Reason (as defined in the agreement), the Company shall: (i) pay Mr. Lebovits within ninety (90) days, as severance pay, a lump sum equal to six (6) months of Base Salary (which shall increase to nine (9) months after July 26, 2019 and twelve (12) months after July 26, 2020) (provided Mr. Lebovits is actively employed by the Company on such dates) (the “Payment Period”); (ii) pay Mr. Lebovits within thirty (30) days of his termination of employment any bonus compensation that Mr. Lebovits would be entitled to receive during the Payment Period in the absence of his termination without Cause or for Good Reason; (iii) immediately vest such number of equity or equity based awards that would have vested during the six (6) months following the date of termination of employment; and (iv) shall continue to provide to Mr. Lebovits health insurance benefits during the Payment Period, unless otherwise provided by a subsequent employer. The foregoing severance payments are conditional upon Mr. Lebovits executing a waiver and release in favor of the Company in a form reasonably acceptable to the Company.

Dr. Stacy Lindborg

Dr. Stacy Lindborg, PhD, the Company’s Co-Chief Executive Officer, was party to a May 26, 2020 employment agreement with the Company, as amended on January 10, 2021, September 21, 2022 and January 3, 2023 (as amended, the “Lindborg Employment Agreement”). Pursuant to the Lindborg Employment Agreement, Dr. Lindborg initially received an annual base compensation of $375,000, which was increased to $469,000 in January 2021 and $500,000 in January 2023. Dr. Lindborg’s base salary was subject to an annual increase of five percent (5.0%) effective each January 1, and Dr. Lindborg was eligible to receive an annual cash bonus equal to 450 of her base salary, subject to satisfaction of pre-established performance goals.

Pursuant to the Lindborg Employment Agreement, in the event that the Company terminated the Lindborg Employment Agreement or the Executive’s employment without cause or if Dr. Lindborg terminated the Agreement or employment with good reason, the Company would pay Dr. Lindborg an amount equal to six (6) months of the Base Salary, subject to delivery and execution of a full and general waiver and release to the Company. On April 16, 2024, Dr. Lindborg stepped down from the role of Co-Chief Executive Officer and entered into a separation agreement with the Company on April 16, 2024.

Pursuant to the separation agreement between the Company and Dr. Lindborg, among other things, (i) the Company agreed to pay Dr. Lindborg a lump sum of $300,000 as a separation bonus, payable no later than March 15, 2025, (ii) Dr. Lindborg agreed to a general release of all claims that she may have against the Company, and (iii) Dr. Lindborg agreed to serve as a member of the Board effective as of May 9, 2024. In addition, Dr. Lindborg’s outstanding equity awards, other than her March 11, 2024 grant of 16,129 shares of restricted stock (the “March 2024 RSA”), ceased vesting following May 9, 2024 and any such awards that were unvested as of May 9, 2024 were forfeited. Dr. Lindborg’s March 2024 RSA will continue vesting while Dr. Lindborg is a member of the Board in accordance with the relevant equity agreement between her and the Company and the applicable equity plan of the Company, provided, however, that any unvested shares shall accelerate and become fully vested in the event of a change of control of the Company. After Dr. Lindborg joined the Board on the Separation Date, as a non-employee director, Dr. Lindborg became entitled to equity compensation paid by the Company pursuant to its Second Amended and Restated Director Compensation Plan, as amended.

Uri Yablonka

Uri Yablonka, the Company’s Executive Vice President, Chief Business Officer and director, is party to a June 6, 2014 employment agreement with the Subsidiary, which was amended July 26, 2017 and June 23, 2020. Pursuant to the agreement, Uri Yablonka is paid an annual salary of 640,000 NIS. Mr. Yablonka also receives other benefits that are generally made available to the Company’s employees, including pension and education fund benefits. The Company provides Mr. Yablonka with a Company car and cellular phone, and a gross-up payment for any taxes relating thereto. Pursuant to the agreement, Mr. Yablonka also was granted a stock option for the purchase of 33,333 shares of the Company’s Common Stock, which was fully vested and exercisable upon grant. The exercise price for the grant is $40.5 per share. In addition, the Company agreed to grant Mr. Yablonka a stock option for the purchase of up to 889 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) of the Company on the first business day after each annual meeting of stockholders (or special meeting in lieu thereof) of the Company beginning with the 2014 annual meeting, and provided that Mr. Yablonka remains an employee of the Company on each such date. The exercise price per share of the Common Stock subject to each additional option shall be equal to $11.25(subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like, or changes to the Israeli Annual Option Award under the Company’s Director Compensation Plan as amended from time to time). Each additional option vests and becomes exercisable on each monthly anniversary date as to one-twelfth (1/12th) the number of shares subject to the option, over a period of twelve (12) months from the date of grant, such that each additional option will be fully vested and exercisable on the first anniversary of the date of grant, provided that Mr. Yablonka remains an employee of the Company on each such vesting date. In the event the Company terminates Mr. Yablonka’s employment, he will be entitled to receive three (3) months’ salary.

Alla Patlis

Alla Patlis, the Company’s Controller, is party to a December 23, 2012 employment agreement with the Israeli Subsidiary, which was amended on March 1, 2015, April 1, 2019, May 1, 2020, and August 1, 2022 (as amended, the “Patlis Employment Agreement”). Pursuant to the Patlis Employment Agreement, Ms. Patlis initially received a monthly gross salary of 15,000 NIS, along with benefits that are generally made available to the Company’s employees - including an insurance policy and education fund. Ms. Patlis’s monthly gross salary has increased four times since 2012: first, in March 2015 to 20,000 NIS; then, in April 2019 to 23,950 NIS; again, in May 2020 to 26,500 NIS; and, finally, in August 2022 to 31,800 NIS.

Dr. Ibrahim B. Dagher

Dr. Ibrahim B. Dagher, the Company’s Executive Vice President and Chief Medical Officer, is party to a June 27, 2023 employment agreement with the Company. Pursuant to the Dagher Employment Agreement, Dr. Dagher is paid an annual salary of $450,000 and is eligible to receive an annual cash bonus of up to thirty-five percent (35%) of his base salary, at the Company’s discretion. Dr. Dagher also receives other benefits that are generally made available to the Company’s senior executive employees, including but not limited to eligibility to participate in a Section 401(k) retirement plan, as well as health, dental and long-term disability plans. Additionally, Dr. Dagher was granted a stock option for the purchase of 5,333 shares of Common Stock. Twenty-five percent (25%) of the shares underlying this option vested and became exercisable on the first anniversary of the date of grant, and the remaining shares underlying that option have been vesting and becoming exercisable in equal quarterly installments thereafter, until they will all be fully vested and exercisable on the fourth anniversary of the grant date, provided that Dr. Dagher remains continuously employed by the Company from the date of grant through each of the applicable vesting dates. The exercise price per share of the option will be equal to the fair market value per share of the Company’s common stock as of the date on which such option was granted, as determined by the Board. In the event the Company terminates Dr. Dagher’s employment without cause, he will be entitled to receive seven (7) months’ salary for the period immediately following the date of termination. Further, in the event of such termination, Dr. Dagher would also be entitled to a lump sum payment of his full target bonus, prorated through the date of termination, within sixty (60) days of his termination, subject to the Company’s prior written determination that an annual bonus would be owed to Dr. Dagher.

Outstanding Equity Awards at December 31, 2024

The following table sets forth information regarding equity awards granted to the Named Executive Officers that are outstanding as of December 31, 2024. All equity awards in the following table were granted pursuant to the 2014 Global Share Option Plan (solely to participants who are residents of Israel) (the “2014 Global Plan”) or the 2014 Stock Incentive Plan (the “2014 U.S. Plan” and together with the 2014 Global Plan, the “2014 Plans”). In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

	Option Awards
								Market
	Number of	Number of				Number		Value of
	Securities	Securities				of Shares		Shares or
	Underlying	Underlying				or Units		Units of
	Unexercised	Unexercised		Option		of Stock		Stock That
	Options	Options		Exercise	Option	That Have		Have Not
	(#)	(#)		Price	Expiration	Not Vested		Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)(1)
Chaim Lebovits	24,641	-		36.75	9/28/2025	-		-
						20,347	(2)	46,188
						520	(3)	1,180
						1,039	(4)	2,360
						1,559	(5)	3,540

Stacy Lindborg	-	-		-	-	16,129	(6)	36,613

Uri Yablonka	889	-		11.25	08/27/2025	-		-
	889	-		11.25	06/22/2026	-		-
	889	-		11.25	11/10/2027	-		-
	889	-		11.25	11/30/2028	-		-
	889	-		11.25	12/12/2029	-		-
	889	-		11.25	12/10/2031	-		-
	889	-		11.25	12/15/2031	-		-
						7,295	(7)	16,560
Dr. Ibrahim B. Dagher	1,667	3,666	(8)	25.95	08/01/2033	14,516	(9)	32,951

(1)	Based on the fair market value of our Common Stock on December 31, 2024 ($2.27 per share).

(2)	Restricted stock award vests fifty percent (50%) on each of the first and second anniversary of date of grant (March 11, 2024), provided that Chaim Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date.

(3)	Restricted stock award vests twenty-five percent (25%) on each of the first, second, third and fourth anniversary of date of grant (July 26, 2021), provided that Chaim Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date.

(4)	Restricted stock award vests twenty-five percent (25%) on each of the first, second, third and fourth anniversary of date of grant (July 26, 2022), provided that Chaim Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date.

(5)	Restricted stock award vests twenty-five percent (25%) on each of the first, second, third and fourth anniversary of date of grant (July 26, 2023), provided that Chaim Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date.

(6)	Restricted stock award vests fifty percent (50%) on each of the first and second anniversary of date of grant (March 11, 2024), provided that Stacy Lindborg remains director of the Company

(7)	through each applicable vesting date.

(8)	Restricted stock award vests fifty percent (50%) on each of the first and second anniversary of date of grant (March 11, 2024), provided that Uri Yablonka remains continuously employed by the Company from the date of grant through each applicable vesting date.

(9)	The shares subject to this stock option vest in installments of twenty-five percent (25%) of the shares underlying the option shall vest and become exercisable on the first anniversary of August 2, 2023 and the remaining shares underlying the Option shall vest and become exercisable in equal quarterly installments thereafter until fully vested and exercisable on the fourth anniversary of August 2, 2023, provided that Ibrahim Dagher remains continuously employed by the Company from the date of grant through each applicable vesting date.

(10)	Restricted stock award vests fifty percent (50%) on each of the first and second anniversary of date of grant (March 11, 2024), provided that Ibrahim Dagher remains continuously employed by the Company from the date of grant through each applicable vesting date.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the GNC Committee evaluates compensation decisions considering company or individual performance. Further, in our view, the below disclosures do not fully reflect the effects of our cash-saving measures implemented in November, 2023, which included reduction in our executive officers’ base salaries by thirty percent (30%).

The company is a smaller reporting company and therefore permitted to omit certain pay versus performance disclosure.

The table below presents information on the compensation of our principal executive officer (PEO) and our other Named Executive Officers (NEOs) in comparison to certain performance metrics for 2024, 2023 and 2022. The use of the term “compensation actually paid” (CAP) is required by the SEC’s rules. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table Total values for the applicable year as described in the footnotes to the table. CAP does not reflect the amount of compensation actually paid or realized during the applicable year.

Year	Summary Compensation Table Total for PEO #1 ($)(1)(2)	Compensation Actually Paid To PEO #1 ($)(1)(3)	Summary Compensation Table Total for PEO #2 ($)(1)(2)	Compensation Actually Paid To PEO #2 ($)(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(3)	Value of initial fixed $100 investment based on total shareholder return (TSR) ($)(4):	Net Loss($)(5) (in thousands)
2024	750,303	694,247	346,375	301,072	382,358	354,006	4	$(11,623)
2023	1,128,795	822,884	1,007,725	724,562	409,010	179,907	7	$(17,192)
2022	1,117,966	897,254	N/A	N/A	832,051	631,570	41	$(24,277)

(1)	For 2024 and 2023, the PEOs were Mr. Chaim Lebovits, President & Chief Executive Officer and Stacy Lindborg, former Co-Chief Executive Officer. For 2022, the PEO was Chaim Lebovits. For 2024, the Non-PEO NEOs included Dr. Ibrahim B. Dagher, Executive Vice President, Chief Medical Officer and Mr. Uri Yablonka, Executive Vice President, Chief Business Officer, Secretary and Director. For 2023, the Non-PEO NEOs included Dr. Ralph Kern, Former President & Former Chief Medical Officer, Mr. Uri Yablonka, the Chief Business Officer and Secretary, and Alla Patlis, Interim Chief Financial Officer and Controller. For 2022, the Non-PEO NEOs included Dr. Ralph Kern and Dr. Stacy Lindborg.
(2)	Amounts in this column represent the “Total” column set forth in the Summary Compensation Table (SCT) on page 37. See the footnotes to the SCT for further detail regarding the amounts in these columns.

(3)	The dollar amounts reported in these columns represent the amounts of “compensation actually paid.” The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts listed in the tables below under “SCT Total Compensation” (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP).

2024	PEO #1	PEO #2	Non-PEO NEOs
SCT Total Compensation	$750,303	$346,375	$382,358
Deduct amounts reported under the “Stock Awards” and “Option Awards” column of the SCT	$(100,715)	$(79,839)	$(53,983)
Add Fair Value of Awards Granted in 2024 Unvested as of 12/31/24	$46,187	$36,613	$24,756
Add (Deduct) Change in Fair Value of Awards Granted in Prior Years Unvested as of 12/31/24	$(2,775)	$(2,077)	$-
Add (Deduct) Change in Fair Value of Awards Granted in Prior Years that Vested during 2024 as of the Vesting Date	$1,247	$-	$875
Total Compensation Actually Paid	$694,247	$301,072	$354,006

(4)	TSR represents the cumulative total return of an investment of $100 in our Common Stock. The measurement period begins on December 31, 2021, and ends on the last day of the applicable fiscal year. We did not pay any dividends in the period from December 31, 2021 to December 31, 2024.

(5)	The amounts reported represent net loss for the applicable fiscal year calculated in accordance with generally accepted accounting principles in the United States.

Description of Relationship Between NEO Compensation Act1ually Paid and Company
Total Shareholder Return (TSR)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s TSR over the fiscal three-year period from 2022 through 2024.

Description of Relationship Between NEO Compensation Actually Paid and Net Income/(Loss)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s Net Income (Loss) over the fiscal two-year period from 2022 through 2024.

COMPENSATION OF DIRECTORS

The following table sets forth certain summary information with respect to the compensation paid during the fiscal year ended December 31, 2024 earned by each of the directors of the Company. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Director Compensation Table for Fiscal 2024

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)		Total ($)
Prof. Jacob Frenkel	-	-	-	(2)	-
Dr. Irit Arbel	-	-	-	(3)	-
Dr. Anthony Polverino(4)	-	-	-		-
Dr. Menghisteab Bairu (5)	60,000	-	-		60,000
Nir Naor(6)	-	-	-		-

(1)	We did not grant any restricted stock awards nor grant any stock options to our non-employee directors in 2024.

(2)	At December 31, 2024, Prof. Frenkel held unexercised options (vested and unvested) to purchase 10,000 shares of Common Stock and no unvested shares of restricted Common Stock. Stock and no unvested shares of restricted Common Stock.

(3)	At December 31, 2024, Dr. Arbel held unexercised options (vested and unvested) to purchase 13,511 shares of Common Stock and no unvested shares of restricted Common Stock.

(4)	At December 31, 2024, Dr. Polverino held no unvested shares of restricted Common Stock and no unexercised options to purchase shares of Common Stock.

(5)	As of December 31, 2024, Dr. Bairu held no unvested shares of restricted Common Stock or unexercised option to purchase shares of Common Stock.

(6)	At December 31, 2024, Nir Naor held no unvested shares of restricted Common Stock and no unexercised options to purchase shares of Common Stock.

Director Compensation Plan

On September 30, 2024 the Company effected the Reverse Stock Split of the Company’s ordinary shares at the one-for-fifteen ratio, such that every fifteen shares of Common Stock were consolidated into one share. As a result, the share amounts in this section have all been adjusted retroactively.

We review the level of compensation of our non-employee directors on a periodic basis. To determine how appropriate the current level of compensation for our non-employee directors is, we have historically obtained data from a number of different sources, including publicly available data describing director compensation in peer companies and survey data collected by an independent compensation consultant. Those of our directors who are not employees of Brainstorm receive compensation for their services as directors as follows:

The Company’s Second Amended and Restated Director Compensation Plan was approved July 9, 2014 and amended on April 29, 2015, February 26, 2017 and July 13, 2017 (as amended, the “Director Compensation Plan”). Under the Director Compensation Plan, each eligible director is granted an annual award immediately following each annual meeting of stockholders. For non-U.S. directors, this annual award consists of a nonqualified stock option to purchase 889 shares of Common Stock. For U.S. directors, at their option, this annual award is either (i) a nonqualified stock option to purchase 444 shares of Common Stock or (ii) 444 shares of restricted stock. Additionally, each member of the GNC Committee or Audit Committee of the Board receives (i) a nonqualified stock option to purchase 133 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 133 shares of restricted stock. The chair of the GNC Committee or Audit Committee will instead of the above committee award receive (i) a nonqualified stock option to purchase 222 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 222 shares of restricted stock. Any eligible participant who is serving as chairperson of the Board shall also receive (i) a nonqualified stock option to purchase 444 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 444 shares of restricted stock. Awards are granted on a pro rata basis for directors serving less than a year at the time of grant. All awards granted to non-U.S. directors shall be made under the 2014 Global Plan, and all awards granted to U.S. directors shall be made under the 2014 U.S. Plan. The exercise price for options for U.S. directors will be equal to the closing price per share of the Common Stock on the grant date as reported on the Over-the-Counter Bulletin Board or the national securities exchange on which the Common Stock is then traded. The exercise price for options for non-U.S. directors is $11.25. Every option and restricted stock award will vest monthly as to 1/12 the number of shares subject to the award over a period of twelve (12) months, provided that the recipient remains a member of the Board on each such vesting date, or, in the case of a committee award, remains a member of the committee on each such vesting date. Every non-employee director of the Company is eligible to participate in the Director Compensation Plan, except Dr. Menghisteab Bairu and Dr. Anthony Polverino are not entitled to receive annual director awards under the Director Compensation Plan, but are entitled to committee compensation under the Director Compensation Plan in the event that they qualify for and serve as members of any committee of the Board. Dr. Menghisteab Bairu and Dr. Polverino’s director compensation is further discussed below.

Notwithstanding the foregoing, the Board determined not to award any annual equity awards in 2024 to our non-employee directors.

Pursuant to an October 28, 2021 resolution of the Board, Dr. Bairu receives the following compensation for his service on the Board: an annual cash award in the amount of $30,000, paid in biannual installments. Dr. Bairu will not receive annual director awards under the Director Compensation Plan, but in the event that Dr. Bairu serves as a member of any committee of the Board he will be entitled to committee compensation under the Director Compensation Plan.

Pursuant to resolution of the Board, Dr. Polverino receives the following compensation for his service on the Board: an annual cash award in the amount of $12,500, paid in biannual installments, and an annual restricted stock award valued at $12,500 on the date of grant, as determined based on the closing price of the Company’s Common Stock at the end of normal trading hours on the date of grant, or the previous closing price in the event the grant date does not fall on a business day. The grant vests in 12 consecutive, equal monthly installments commencing on the one-month anniversary of the date of grant, until fully vested on the first anniversary of the date of grant. Dr. Polverino does not receive annual director awards under the Director Compensation Plan, but in the event that he serves as a member of any committee of the Board he is entitled to committee compensation under the Director Compensation Plan. Dr. Polverino serves on the GNC Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee of our Board reviews and approves all related-party transactions. A “related-party transaction” is a transaction that meets the minimum threshold for disclosure under the relevant SEC rules (transactions involving amounts exceeding the lesser of $120,000 or one percent (1%) of the average of the smaller reporting company’s total assets at year-end for the last two (2) fiscal years in which a “related person” or entity has a direct or indirect material interest). “Related persons” include our executive officers, directors, five percent (5.0%) or more beneficial owners of our Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. When a potential related-party transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify it.

The Audit Committee reviews the material facts of any related-party transaction and either approves or disapproves of the entry into the transaction. If advance approval of a related-party transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, it will be ratified by the Audit Committee. No director may participate in the approval of a transaction for which he or she is a related party.

Research and License Agreement with Ramot

The Company has maintained a commercial relationship with Ramot, the technology transfer group within Tel Aviv University, since July 2004, when the Company and Ramot entered into a Research and License Agreement (the “Original Agreement”). The Original Agreement was amended in both March and May of 2006, when the parties signed, respectively, an Amended and Restated Research and License Agreement (the “Amended and Restated Agreement”) and Amendment Number 1 to the Amended and Restated Agreement. Thereafter, the Company and Ramot entered into a Letter Agreement in December 2009 which further amended the Amended and Restated

Agreement by releasing the Company from various duties and obligations (including the Company’s commitment to fund three (3) years of additional Ramot research - a financial commitment of $1,140,000), while converting other payments due and owing to Ramot by the Company into shares of Common Stock. In December 2011, the Company assigned the Amended and Restated Agreement (as amended) to its Israeli Subsidiary with the consent of Ramot, provided the Company agreed to guaranty the performance obligations of its Israeli Subsidiary thereunder. The Amended and Restated Agreement was amended in both April 2014 (Amendment No. 2) and March 2016 (Amendment No. 3).

In addition to the foregoing, on April 30, 2014, the Israeli Subsidiary executed a consulting agreement (the “Offen Consulting Agreement”) with Professor Offen of Tel Aviv University, which expressly replaced their previous agreement (signed in July 2004). Pursuant to the Offen Consulting Agreement, Professor Offen granted our Israeli Subsidiary exclusive rights, title and interest in and to all work product and deliverables resulting from the provision of his services thereunder, except that any new intellectual property arising from this agreement would be deemed a joint invention that is jointly owned by both our Israeli Subsidiary and Ramot. No such joint inventions have resulted from this consulting agreement and it was terminated on January 18, 2018.

The primary focus of our agreements (and subsequent amendments) with Ramot has and continues to be the commissioning of a group of scientists within Tel Aviv University to carry out research in the area of the stem-cell technology referenced above, and the granting of rights to the Company (and later our Israeli Subsidiary, after the assignment referenced above) in the inventions, know-how and results procured from such research (the “Ramot IP”).

In consideration for the rights granted to our Israeli Subsidiary in and to the Ramot IP, our Israeli Subsidiary is required to pay Ramot royalties ranging between three percent (3.0%) and five percent (5%) of all net sales realized from the exploitation of the Ramot IP, as well as remittances between twenty percent (20%) and twenty-five percent (25%) on revenues received from the sub-licensing of the Ramot IP.

Pursuant to the third amendment of the Amended and Restated Agreement referenced above, Ramot agreed to convert the exclusive licenses then-existing, to outright transfers and assignments of the Ramot IP, thereby granting our Israeli Subsidiary ownership thereof.

Investment Agreement with ACCBT

We are party to a July 2, 2007 subscription agreement and related registration rights agreement and warrants, amended July 31, 2009, May 10, 2012, May 19, 2014 and November 2, 2017 (together as amended, the “ACCBT Documents”) with ACCBT, a company under the control of Mr. Chaim Lebovits, our President and Chief Executive Officer, pursuant to which, for an aggregate purchase price of approximately $5.0 million, we sold to ACCBT 128,031 shares of our Common Stock (the “Subscription Shares”) and warrants to purchase up to 134,444 shares of our Common Stock (the “ACCBT Warrants”). The ACCBT Warrants contain cashless exercise provisions, which permit the cashless exercise of up to fifty percent (50%) of the underlying shares of Common Stock. 672,222 of the ACCBT Warrants have an exercise price of $45.00 and the remainder have an exercise price of $65.25. All of the ACCBT Warrants are presently outstanding.

Pursuant to the terms of the ACCBT Documents, ACCBT has the following rights for so long as ACCBT or its affiliates hold at least five percent (5.0%) of our issued and outstanding share capital:

●	Board Appointment Right: ACCBT has the right to appoint thirty percent (30%) of the members of our Board and any of our committees and the board of directors of our subsidiaries.

●	Preemptive Right: ACCBT has the right to receive thirty (30) days’ notice of, and to purchase a pro rata portion (or greater under certain circumstances where offered shares are not purchased by other subscribers) of, securities issued by us, including options and rights to purchase shares. This preemptive right does not include issuances under our equity incentive plans.

●	Consent Right: ACCBT’s written consent is required for Brainstorm transactions greater than $500,000.

In addition, ACCBT is entitled to demand and piggyback registration rights, whereby ACCBT may request, upon fifteen (15) days’ written notice, that we file, or include within a registration statement to be filed, with the SEC for ACCBT’s resale of the Subscription Shares, as adjusted, and the shares of our Common Stock issuable upon exercise of the ACCBT Warrants.

We registered 128,031 shares of Common Stock and 134,444 shares of Common Stock underlying the ACCBT Warrants on registration statement No. 333-201705 dated January 26, 2015 pursuant to ACCBT’s registration rights.

The foregoing description reflects the November 2, 2017 Warrant Amendment Agreement between the Company and ACCBT, pursuant to which the rights and privileges of the ACCBT Entities relating to the management of the Company were reduced, in exchange for a five (5) year extension of the expiration of the Company warrants held by the ACCBT Entities. Pursuant to the amendment, the ACCBT Documents were amended as follows: (i) the ACCBT Entities existing right to appoint fifty point one percent (50.1%) of the Board of the Company and its subsidiaries was reduced to thirty percent (30%); (ii) the ACCBT Entities’ consent rights regarding Company matters pursuant to the ACCBT Documents were limited to transactions greater than $500,000 (previous to the amendment the consent right was for transactions of $25,000 or more); and (iii) the expiration date of each of the ACCBT Warrants was extended until November 5, 2022 (the previous expiration date was November 5, 2017).

Mr. Lebovits, the Company’s Chief Executive Officer, is deemed to control ACCBT. Mr. Lebovits employment agreement with the Company and related employee compensation are described under “Executive Employment Agreements” in the Executive Compensation section above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 1, 2025 (unless otherwise indicated) with respect to the beneficial ownership of our Common Stock by the following: (i) each of our current directors; (ii) our Chief Executive Officer, Executive Vice President & Chief Medical Officer, Former Co-Chief Executive Officer and Executive Vice President, Chief Business Officer, Secretary & Director (the “Named Executive Officers”); and (iii) all of the current executive officers and directors as a group. As of April 1, 2025, to the knowledge of the Company, no shareholder of the Company beneficially owns more than five percent (5.0%) of the outstanding shares of our Common Stock.

For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of our Common Stock issuable under options that are exercisable on or within sixty (60) days after April 1, 2025 (“Presently Exercisable Options”) or under warrants that are exercisable on or within sixty (60) days after April 1, 2025 (“Presently Exercisable Warrants”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the Common Stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the Common Stock beneficially owned by any other person or entity. Unless otherwise indicated, the address of each person listed in the table is c/o Brainstorm Cell Therapeutics Inc., 1325 Avenue of Americas, 28th Floor, New York, NY 10019.

The percentage of the Common Stock beneficially owned by each person or entity named in the following table is based on 7,253,821 shares of Common Stock outstanding as of April 1, 2025, plus any shares issuable upon exercise of Presently Exercisable Options and Presently Exercisable Warrants held by such person or entity.

Shares Beneficially Owned

	Includes Common Stock, Presently
	Exercisable Options and Presently
	Exercisable Warrants)
Name of Beneficial Owner	#		%
Directors and Named Executive Officers in 2024
Chaim Lebovits	358,990	(1)	4.93%
Dr. Stacy Lindborg	44,146	(2)	*
Uri Yablonka	74,686	(3)	1.03%
Dr. Irit Arbel	54,565	(4)	*
Dr. Anthony Polverino	25,730	(5)	*
Nir Naor	-		-
Prof. Jacob Frenkel	53,777	(6)	*
Dr. Menghisteab Bairu	24,000	(7)	*
Dr. Ibrahim B. Dagher	81,848	(8)	1.12%
Dr. Hartoun Hartounian	52,000	(9)	*
All current directors and executive officers as a group (11 persons)	815,251	(10)	11.15%

*	Less than one percent (1.0%).

(1)	Consists of (i)128,919 shares of Common Stock owned by ACCBT Corp. acquired through an investment into the Company and (ii) 4,470 shares of Common Stock owned by ACC International Holdings Ltd., (iii) 24,641 shares of Common Stock issuable to Chaim Lebovits upon the exercise of Presently Exercisable Options and (iv) 200,960 shares of restricted stock. Chaim Lebovits, our Chief Executive Officer, may be deemed the beneficial owner of these shares. The address of ACCBT Corp. and ACC International Holdings Ltd.is Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, British Virgin Islands.

(2)	Dr. Lindborg’s employment with the Company commenced on June 1, 2020. Consists of 44,146 shares of restricted stock.

(3)	Consists of 6,222 of shares of Common Stock issuable upon the exercise of Presently Exercisable Options and 68,464 shares of restricted stock.

(4)	Consists of 13,511 shares of Common Stock issuable upon the exercise of Presently Exercisable Options and 41,054 shares of restricted stock.

(5)	Consists of 25,730 shares of restricted stock.

(6)	Prof. Frenkel joined the Board on March 31, 2020. Consists of 43,777 shares of Common Stock owned prior to joining the board and 10,000 issuable upon the exercise of Presently Exercisable Options.

(7)	Consists of 24,000 shares of restricted stock.

(8)	Consists of 79,515 shares of restricted stock and 2,333 issuable upon the exercise of Presently Exercisable Options.

(9)	Consists of 52,000 shares of restricted stock.

(10)	Includes 57,868 shares of Common Stock issuable upon the exercise of Presently Exercisable Options.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

Our independent public accounting firm is Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network (“Deloitte”), located at 1 Azrieli Center, P.O.B. 16593, Tel Aviv, Israel, 6701101, with PCAOB Auditor ID 1197. The following table presents fees for professional audit services rendered by Deloitte for the audit of our financial statements for the fiscal years ended December 31, 2024 and 2023 and fees billed for other services rendered by Deloitte during those periods.

	December 31,
	2024	2023
Audit Fees (1)	$150,000	$160,000
Audit Related Fees	$-	$-
Tax Fees (2)	$12,000	$12,000
Total Fees	$162,000	$172,000

(1)	Audit fees are comprised of fees for professional services performed by Deloitte for the audit of our annual financial statements and the review of our quarterly financial statements, as well as other services provided by Deloitte in connection with statutory and regulatory filings or engagements.

(2)	Tax fees are comprised of tax compliance services to the Company performed by Deloitte.

We did not use Deloitte for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements and generates information that is significant to our financial statements, are provided internally or by other service providers. We did not engage Deloitte to provide compliance outsourcing services.

Pre-approval Policies

Our Audit Committee is responsible for pre-approving all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

The Board has considered the nature and amount of fees billed by Deloitte and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Deloitte’s independence.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2024 with the Company’s management. The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standard No. 1301. The Audit Committee has discussed with Deloitte its independence and has received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining Deloitte’s independence. Based on such reviews and discussions, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

AUDIT COMMITTEE

Nir Naor (Chair)
Dr. Irit Arbel
Dr. Menghisteab Bairu

The information contained in the foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act or the Exchange Act.

HOUSEHOLDING OF THE ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of meetings. This means that only one copy of the Notice of Availability may have been sent to multiple stockholders in your household. If you receive one Notice of Availability due to householding, you may revoke your consent for future mailings at any time by contacting Broadridge, either by calling toll-free at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within thirty (30) days of your response, following which you will receive an individual copy of the Notice of Availability. If you want to receive separate copies of the Notice of Availability in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address, email or telephone number.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, filed by such reporting persons and/ or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2024, all filing requirements applicable to our executive officers, directors and persons who beneficially own more than ten percent (10%) percent of a registered class of our equity securities under the Exchange Act were met in a timely manner except for (i) two late Form 4 filings for Chaim Lebovits with respect to two purchases of Common Stock and (ii) one late Form 4 filing for Ibrahim B. Dagher with respect to one sale of Common Stock.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Company’s proxy statement for the annual meeting of stockholders to be held in 2026 or special meeting of stockholders held in lieu thereof in accordance with Rule 14a-8 promulgated under the Exchange Act, must be received by the Company at its principal executive offices at the following address: Brainstorm Cell Therapeutics Inc., 1325 Avenue of Americas, 28th Floor, New York, NY 10019 not later than January 16, 2026 in order to be included in the Company’s proxy statement relating to the 2026 meeting of stockholders, which is one hundred twenty (120) calendar days before the anniversary of the date on which our proxy statement was released to stockholders in connection with the previous year’s annual general meeting. Any such proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement relating to the 2026 meeting of stockholders. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 26, 2026.

Pursuant to Rule 14a-4 promulgated under the Exchange Act (“Rule 14a-4”), stockholders who wish to make a proposal at the 2026 meeting of stockholders, other than a proposal intended for inclusion in the Company’s proxy statement for the 2026 meeting of stockholders, must notify the Company not later than March 31, 2026, which is forty-five (45) days before the anniversary of the date on which the Company first mailed its Notice of Availability for the prior year’s annual general meeting. If a stockholder who wishes to present such a proposal fails to notify the Company by March 31, 2026, and such proposal is brought before the 2025 meeting of stockholders, then under the SEC’s proxy rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to such stockholder proposal on those persons selected by management to vote the proxies. Even if a stockholder makes a timely notification, those persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with Rule 14a-4.

In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that stockholders submit any proposals they might have by certified mail, return receipt requested to the Company.

ANNUAL REPORT ON FORM 10-K

Together with this Proxy Statement, the Company has made publicly available and free of charge, at the Web address provided in the Notice of Availability, a copy of its 2024 Annual Report on Form 10-K (without exhibits). The 2024 Annual Report contains the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2024 and 2023.

A copy of the Company’s Annual Report on Form 10-K (with all exhibits) for the fiscal year ended December 31, 2024 filed with the SEC may be accessed from the SEC’s website at www.sec.gov and from the Investors section of the Company’s website at www.brainstorm-cell.com and may be obtained without charge upon written request to Brainstorm Cell Therapeutics Inc., 1325 Avenue of Americas, 28th Floor, New York, NY 10019, Attention: Chief Executive Officer.

OTHER MATTERS

The Board does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Discretionary authority for them to do so is contained in the enclosed proxy card.

An adjournment of the Annual Meeting may be made by approval of the holders of a majority in interest of all shares issued, outstanding and entitled to vote, present in person or by proxy, at the Annual Meeting, whether or not a quorum exists. In their discretion, the proxies named in the proxy card are authorized to vote upon any adjournment of the Annual Meeting.

By Order of the Board of Directors

 /s/ Uri Yablonka

Uri Yablonka, Chief Business Officer and Secretary
New York, New York
May 16, 2025

Appendix A

BRAINSTORM CELL THERAPEUTICS INC.

AMENDMENT NO. 5 TO 2014 STOCK INCENTIVE PLAN

The 2014 Stock Incentive Plan (the “Plan”) of Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), is hereby amended by this AMENDMENT NO. 5 as follows:

Section 4(a)(1) of the Plan is hereby deleted in its entirety and a new Section 4(a)(1) is inserted in lieu thereof which shall read as follows:

“(1). Authorized Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 2,906,666 shares (which number reflects any stock split or reverse stock split prior to the date of its adoption, and which number shall be automatically adjusted after the date of its adoption in accordance with Section 7(a) below) of common stock, $0.00005 par value per share, of the Company (the “Common Stock”). Subject to such overall limitation, no more than 2,906,666 shares of Common Stock (subject to adjustment under Section 7) may be issued under the Plan in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

**********

Adopted by the Board of Directors of the Company: May 6, 2025.

Adopted by the Stockholders of the Company:         , 2025.

Appendix B

BRAINSTORM CELL THERAPEUTICS INC.

AMENDMENT NO. 5 TO 2014 GLOBAL SHARE OPTION PLAN

The 2014 Global Share Option Plan (the “Plan”) of Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), is hereby amended by this AMENDMENT NO. 5 as follows:

Section 5.1 of the Plan is hereby deleted in its entirety and a new Section 5.1 is inserted in lieu thereof which shall read as follows:

“5.1 The Company has reserved 2,906,666 authorized but unissued Shares for the purposes of the Plan and for the purpose of the Company’s other share option plans when applicable, subject to adjustment as set forth in Section 7 below. The pool of shares available for issuance under the Plan is the same pool of shares reserved and available for issuance under the 2014 U.S. Stock Option and Incentive Plan (the “U.S. Plan”). Accordingly, shares issued pursuant to awards under either the Plan or the U.S. Plan shall reduce the number of shares available for future issuance under each plan. The shares available for issuance under the U.S. Plan and the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Any Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Award for any reason expire or be canceled prior to its exercise or relinquishment in full, the Share or Shares subject to such Award may again be subjected to an Award under the Plan or under future plans.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

**********

Adopted by the Board of Directors of the Company: May 6, 2025.

Adopted by the Stockholders of the Company:       , 2025.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V75261-P33944 Nominees: The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. To ratify the appointment of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2025. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 3. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company's common stock issuable upon the exercise of certain common warrant issued by the Company on April 1, 2025 in an amount equal to or in excess of twenty percent (20%) of the shares of the Company's common stock outstanding immediately prior to the issuance of such warrant. 4. To approve amendments to the Company's 2014 Stock Incentive Plan and the Company's 2014 Global Share Option Plan to increase the shared pool of shares available for issuance under the Company's 2014 Stock Incentive Plan and the Company's Global Share Option Plan by 2,000,000 shares from 906,666 shares to 2,906,666 shares. ! ! ! 1. Election of Directors For All Withhold All For All Except Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. BRAINSTORM CELL THERAPEUTICS INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: BRAINSTORM CELL THERAPEUTICS INC. 1325 AVENUE OF AMERICAS 28TH FLOOR NEW YORK, NY 10019 01) Dr. Irit Arbel 02) Dr. Menghisteab Bairu 03) Prof. Jacob Frenkel 04) Mr. Nir Naor 05) Dr. Anthony Polverino 06) Mr. Uri Yablonka 07) Dr. Stacy Lindborg For Against Abstain ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 24, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BCLI2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 24, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com V75262-P33944 BRAINSTORM CELL THERAPEUTICS INC. Annual Meeting of Stockholders June 25, 2025 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Chaim Lebovits, Alla Patlis and Uri Yablonka, or any one of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRAINSTORM CELL THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on June 25, 2025, virtually via the internet at www.virtualshareholdermeeting.com/BCLI2025 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side